Exhibit 99.3

TERM LOAN AGREEMENT

(JPY 100,000,000,000)

Borrower:	NAVER J. Hub Corporation

Guarantor:	NAVER Corporation

Lender:	Mizuho Bank, Ltd.

September 16th, 2020

TERM LOAN AGREEMENT

NAVER J. Hub Corporation (the “Borrower”), NAVER Corporation (the “Guarantor”), and Mizuho Bank, Ltd. (the “Lender”), hereby agree, as follows, as of September 16th, 2020 (the “Agreement”).

1.	DEFINITIONS

In the Agreement, each of the following terms shall have the meanings set forth below, unless it is apparent that such terms mean otherwise in the context hereof.

1.	“Accounting Documents” means:

(i)

the accounting documents (i.e., the balance sheet and profit/loss statement set forth in Article 435, Paragraph 2 of the Companies Act, the statement of changes in equity and notes set forth in Article 59, Paragraph 1 of the Company Accounting Ordinance) and the business report (jigyo houkokusho) for each business year set forth in Article 435, Paragraph 2 of the Companies Act;

(ii)

the temporary accounting documents set forth in Article 441, Paragraph 1 of the Companies Act (the balance sheet as of the temporary closing date and the profit/loss statement for the period commencing on the first day of the business year to which the temporary closing date belongs and ending on the temporary closing date set forth in Article 441, Paragraph 1 of the Companies Act), if prepared;

(iii)

the consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, which are required to be prepared under the provisions of Article 444, Paragraph 3 of the Companies Act (the consolidated balance sheet, consolidated profit/loss statement, consolidated statement of changes in equity and consolidated notes set forth in Article 61 of the Company Accounting Ordinance; the same shall apply hereinafter in this Sub-item (iii)), and other consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, if prepared; and

(iv)	the consolidated and non-consolidated balance sheet, profit/loss statement, statement of changes in equity and notes, irrespective of their name or title, if prepared.

With regard to the Guarantor, the “Accounting Documents” means accounting documents equivalent to these Sub-items (i) to (iv) above.

2.	“Acquisition” means the Tender Offer and the Squeeze Out Procedures, collectively.

3.

“ADS” means an American depositary share that is registered and issued by JP Morgan Chase Bank, N.A. in the U.S. and listed on the New York Stock Exchange, representing the title to one (1) common share of the Target deposited with Mizuho Bank, Ltd., which is the custodian bank of the underlying stock.

4.	“Antisocial Acts” means:

(i)	violent demand;

(ii)	unfair demand exceeding legal liabilities;

(iii)	menacing or violent acts with respect to transactions;

(iv)	acts to impair the credit of the Lender by spreading rumors or using deceptive scheme or force, or obstruct the business of the Lender; or

(v)	other acts similar to those specified in Sub-items (i) through (iv) above.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

5.	“Antisocial Force Related Party” means:

(i)

being a Boryokudan (meaning an organization which is likely to encourage its members (including the members of its member organization) to commit violent illegal activities, etc. as a group or on a regular basis; the same shall apply hereinafter in this Item);

(ii)	being a Boryokudan Member (meaning a member of Boryokudan; the same shall apply hereinafter in this Item);

(iii)	having ceased to be a Boryokudan Member within five (5) years;

(vi)

being a Boryokudan Associate Member (meaning a person having a relationship with a Boryokudan, other than the Boryokudan Member, who is likely to commit violent illegal activities, etc. backed by the force of Boryokudan, or who cooperates with or engages in the maintenance or operation of a Boryokudan by supplying the Boryokudan or Boryokudan Members with funds, weapons, etc.; the same shall apply hereinafter in this Item);

(v)

being a Boryokudan-related company (meaning a company with respect to which a Boryokudan Member is substantially involved in the management, a company managed by a Boryokudan Associate Member or former Boryokudan Member which actively cooperates with or engages in the maintenance or operation of a Boryokudan by supplying funds, etc., or a company which cooperates with the maintenance or operation of a Boryokudan by actively utilizing it in operating business);

(vi)

being a sokaiya, etc. (meaning a sokaiya (a professional troublemaker at stockholders’ meetings), kaisha goro (a corporate racketeer) or other person who is likely to commit violent illegal activities, etc. to obtain unfair profits from the corporations, etc. and thereby threaten safe civic life);

(vii)

being a shakai undo to hyobo goro (meaning a person who is likely to commit violent illegal activities, etc. to obtain unfair profit by pretending or advocating social or political movement and thereby threaten safe civic life);

(viii)

being a tokushu chino boryoku shudan, etc. (meaning a group or person, other than those specified in Sub-items (i) through (vii) above, who plays a core role in structural unfairness by utilizing the force of a Boryokudan backed by the relationship, or by having a financial connection with a Boryokudan);

(ix)	being any other person similar to those specified in Sub-items (i) through (viii) above;

(x)

having a relationship with any person specified in Sub-items (i) through (ix) above (hereinafter referred to as the “Boryokudan Member, etc.” in this Item); so that its management is deemed to be controlled by such Boryokudan Member, etc.;

(xi)	having a relationship with any Boryokudan Member, etc. so that such Boryokudan Member, etc. is deemed to be substantially involved in its management;

(xii)

having a relationship with any Boryokudan Member, etc. so that it is deemed to improperly utilise such Boryokudan Member, etc. for the purpose of seeking an illicit profit for itself or any third party or giving damage to any third party;

(xiii)	having a relationship with any Boryokudan Member, etc. so that it is deemed to supply funds, etc. or provide favors to such Boryokudan Member, etc.; or

(xiv)	having an officer or any person substantially involved in its management who has a socially reprehensive relationship with any Boryokudan Member, etc..

6.	“Applicable Interest Rate” means, (i) with respect to a Tranche A Facility Loan, the respective Applicable Interest Rate (Tranche A Facility) for each Interest Calculation Period, (ii) with respect

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 to a Tranche B Facility Loan, the respective Applicable Interest Rate (Tranche B Facility) for each Interest Calculation Period and (iii) with respect to a Tranche C Facility Loan, the respective Applicable Interest Rate (Tranche C Facility) for each Interest Calculation Period.

7.

“Applicable Interest Rate (Tranche A Facility)” means, with respect to each Interest Calculation Period of each Tranche A Facility Loan, the interest rate equal to the Base Rate plus the Spread (Tranche A Facility).

8.

“Applicable Interest Rate (Tranche B Facility)” means, with respect to each Interest Calculation Period of each Tranche B Facility Loan, the interest rate equal to the Base Rate plus the Spread (Tranche B Facility).

9.

“Applicable Interest Rate (Tranche C Facility)” means, with respect to each Interest Calculation Period of each Tranche C Facility Loan, the interest rate equal to the Base Rate plus the Spread (Tranche C Facility).

10.	“Assignee” means the person who receives the assignment of status as a Lender or the Loan Receivables in accordance with Article 24 or 25.

11.	“Assignor” means the person who assigns status as a Lender or the Loan Receivables in accordance with Article 24 or 25.

12.

“Base Rate” means, for each Interest Calculation Period of each Loan, the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of the Interest Calculation Period, for the time period corresponding to the Interest Calculation Period; provided, however, that if the interest rate for the time period corresponding to the Interest Calculation Period is not announced for some reason, the Base Rate means an interest rate reasonably decided by the Lender. Notwithstanding to the contrary, if the Base Rate determined pursuant to the foregoing is less than zero (0), it shall be deemed to be zero (0).

13.	“Bidco(s)” means the Borrower and SoftBank.

14.

“Borrower Account” means the ordinary deposit (futsu-yokin) account (Account No. 5724569, Account Name: Naver J. Hub Corporation) held by NAVER J. Hub Corporation at Mizuho Bank, Ltd., Head Office, or any account at the head office or any branch of Mizuho Bank, Ltd. opened and held by the Borrower and approved by the Lender.

15.

“Break Funding Cost” means, in the cases (i) where the principal of a Loan is repaid or set off (including the cases where the guarantee obligations owed by the Guarantor with respect to the principal of a Loan is repaid or set off; the same shall apply hereinafter in this Item) on any day other than an Interest Payment Date, (ii) where the Borrower terminates the loan contract for a Loan, pursuant to the former clause of Section 2, Article 587-2 of the Civil Code of Japan, before the Loan is made, (iii) where a Loan is not made for the reason that all or part of the conditions set forth herein are not satisfied, or (iv) where a Loan becomes due and payable before its contemplated repayment date(s), and if the Reinvestment Rate falls below the applicable Base Rate for the Loan at the time of the occurrence of such event (i) through (iv), the amount calculated as the Principal Amount Subject to BFC, multiplied by the difference between the Reinvestment Rate and the Base Rate and the actual number of days of the Remaining Period; provided, however, that such amount shall be within the range not in violation of the Laws. “Break Funding Cost Calculation Commencement Date” means the day on which the repayment or set-off was made in the case of (i) above, the preferred Drawdown Date related to the Loan in the case of (ii) or (iii) above, or the date on which the relevant Loan becomes due and payable or any subsequent date reasonably determined by the relevant Lender in the case of (iv) above, “Principal Amount Subject to BFC”

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 means the principal amount with respect to which such repayment or set-off was made in the case of (i) above, the Loan Amount in the case of (ii) and (iii) above, or the principal amount of the relevant Loan as of the date on which it becomes due and payable in the case of (iv) above, “Remaining Period” means the period commencing on (and including) the Break Funding Cost Calculation Commencement Date and ending on (and including) the next Interest Payment Date, and “Reinvestment Rate” means the interest rate reasonably determined by the Lender as the interest rate to be applied on the assumption that the Principal Amount Subject to BFC will be reinvested in the Tokyo interbank market during the Remaining Period. Such Break Funding Cost shall be calculated on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

16.	“Business Day” means any day, except the days on which banks are closed pursuant to the Laws in Japan.

17.	“Business Integration Agreement” means the Business Integration Agreement dated December 23, 2019 by and among the Guarantor, SoftBank, the Target and Z Holdings Corporation.

18.	“CB(s)” means Zero Coupon Convertible Bonds Due 2023 (“CB(s) Due 2023”) and Zero Coupon Convertible Bonds Due 2025 (“CB(s) Due 2025”) issued by the Target.

19.	“Commitment Fee” means the fee that the Borrower shall pay to the Lenders as a consideration for the Lending Obligations.

20.

“Commitment Fee Calculation Period” means, with respect to each Facility, the period commencing on the date of this Agreement and ending on the end of the Drawdown Period; provided, however, that if the Lending Obligations under the Facility terminates on a day before the last day of the Drawdown Period for any reason whatsoever, the Commitment Fee Calculation Period shall terminate on (and including) such day, and no Commitment Fee Calculation Period shall exist after such termination.

21.	“Commitment Fee Rate” means 0.30% per annum.

22.	“Conditions Precedent Satisfaction Confirmation Date” shall have the meaning set forth in Article 5.1.

23.	“Damages” means damages, losses or expenses (including reasonable attorneys’ fees) within reasonable cause.

24.	“Desired Termination and Repayment Date” shall have the meaning set forth in Article 9.3.

25.	“D/E Ratio” shall have the meaning set forth in Exhibit H.

26.	“Drawdown Date” means a date on which a Loan is made.

27.

“Drawdown Period” means the period commencing on September 18th, 2020 and ending on (i) April 16th, 2021 or (ii) the day marking the passage of three (3) months from the day of completion of the Squeeze Out Procedures, whichever is earlier.

28.

“Due Date” means (i) with respect to the principal in relation to a Loan, each Repayment Date of the Loan, (ii) with respect to the interest thereon, each Interest Payment Date that is the last day of each Interest Calculation Period for the Loan, and (iii) with respect to other amounts, the date set forth as the date on which payments shall be made in accordance with the Agreement provided that if any such date falls on a day other than a Business Day, the following Business Day shall be the relevant Due Date unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Due Date.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

29.	“Due Time” means, if any Due Dates are set forth herein, 10:00 a.m., Tokyo time, on such Due Date.

30.	“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system used at the U.S. Securities and Exchange Commission.

31.	“EDINET” means the Electronic Disclosure for Investors’ NETwork (electronic data processing system as prescribed in Article 27-30-2 of the Financial Instruments and Exchange Act).

32.	“Event of Default” means each event set forth in Article 21.

33.

“Exemption Event” means any of the following events by which the Lender reasonably determines that making of a Loan is impossible: (i) an outbreak of a natural disaster, war or terrorist attack, (ii) an interruption or disturbance in electricity, communications or various settlement systems, (iii) any event occurring in the Tokyo interbank market which disables loans in JPY, and (iv) any other event similar to events described in items (i), (ii), and (iii) above of which the cause is not attributable to the Lender.

34.

“Exemption Period” means the period commencing on the day (inclusive) the Borrower receives the notice set forth in Article 8.1 and ending on the day (inclusive) it receives the notice set forth in Article 8.2.

35.	“Facility” means the Tranche A Facility, Tranche B Facility and Tranche C Facility.

36.

“Facility Amount” means (i) with respect to the Tranche A Facility, the Tranche A Facility Amount, (ii) with respect to the Tranche B Facility, the Tranche B Facility Amount and (iii) with respect to the Tranche C Facility, the Tranche C Facility Amount.

37.	“Financial Covenants” means covenants set forth in Article 20.1 (iv) and Article 20.2 (iv).

38.

“Financial Indebtedness” means (i) short-term debts for borrowed money (excluding trade accounts payable); (ii) commercial paper; (iii) long-term debts (including any long-term debts the repayment dates of which arrive within one year); (iv) bonds (including convertible bonds and convertible bond-type bonds with stock acquisition rights); (v) any indebtedness under interest rate swap or other derivative transactions (including exchange contracts); (vi) any indebtedness under factoring transactions; (vii) any indebtedness related to bill discounts (including electronic monetary claim discounts), (viii) lease obligations and (ix) any indebtedness under guarantees of obligations of third parties described in items (i) through (viii).

39.	“First Drawdown” means the Loan(s) made on the First Drawdown Date pursuant to the Agreement.

40.	“First Drawdown Date” means the first Drawdown Date hereunder.

41.

“Increased Costs” means, in the cases where the Lender’s lending expenses under the Agreement are increased (excluding any increase caused by a change in tax rates on taxable income of the Lender) due to (i) any enactment, or amendment of Laws, or any change in the interpretation or application thereof, (ii) establishment or increase in capital reserves, or (iii) any change in accounting regulations or practice, the portion of the lending expenses so increased (in the amount reasonably calculated by the Lender).

42.	“Increased Costs Request Arrival Date” shall have the meaning set forth in Article 9.1.

43.

“Insolvency Proceedings” means bankruptcy procedures (hasan tetsuzuki kaishi), civil rehabilitation procedures (minji saisei tetsuzuki kaishi), corporate reorganization procedures (kaisha kosei tetsuzuki kaishi), special liquidation (tokubetsu seisan kaishi) or any other similar statutory insolvency procedures (including any similar procedures outside in any jurisdiction outside Japan).

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

44.

“Interest Calculation Period” means for each Loan (i) the period commencing on the relevant Drawdown Date and ending on the first relevant Interest Payment Date and (ii) each subsequent period thereafter commencing on the last preceding Interest Payment Date and ending on the following Interest Payment Date.

45.	“Interest Coverage Ratio” shall have the meaning set forth in Exhibit H.

46.

“Interest Payment Date” means (i) with respect to a Tranche A Facility Loan, each Interest Payment Date (Tranche A Facility), (ii) with respect to a Tranche B Facility Loan, each Interest Payment Date (Tranche B Facility) and (iii) with respect to a Tranche C Facility Loan, each Interest Payment Date (Tranche C Facility).

47.

“Interest Payment Date (Tranche A Facility)” means a date on which interest on each Tranche A Facility Loan shall be paid, which is (i) the final day in each of March and September in the years occurring during the period from the relevant Drawdown Date through the relevant Maturity Date for the Tranche A Facility Loan; provided, however, that the final day of each calendar month other than the final day of September 2020 will be an Interest Payment Date (Tranche A Facility) for the Tranche A Facility Loan during the period commencing on (and including) the First Drawdown Date and ending on (and including) the final day of March 2021; provided, further that if any such date falls on a day other than a Business Day, the following Business Day shall be the relevant Interest Payment Date (Tranche A Facility), unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Interest Payment Date (Tranche A Facility), and (ii) the Maturity Date for the Tranche A Facility Loan.

48.

“Interest Payment Date (Tranche B Facility)” means a date on which interest on each Tranche B Facility Loan shall be paid, which is (i) the final day in each of March and September in the years occurring during the period from the relevant Drawdown Date through the relevant Maturity Date for the Tranche B Facility Loan, which comes on or after the final day in March 2021; provided, however that if any such date falls on a day other than a Business Day, the following Business Day shall be the relevant Interest Payment Date (Tranche B Facility), unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Interest Payment Date (Tranche B Facility), and (ii) the Maturity Date for the Tranche B Facility Loan.

49.

“Interest Payment Date (Tranche C Facility)” means a date on which interest on each Tranche C Facility Loan shall be paid, which is (i) the final day in each of March and September in the years occurring during the period from the relevant Drawdown Date through the relevant Maturity Date for the Tranche C Facility Loan, which comes on or after the final day in March 2021; provided, however that if any such date falls on a day other than a Business Day, the following Business Day shall be the relevant Interest Payment Date (Tranche C Facility), unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Interest Payment Date (Tranche C Facility), and (ii) the Maturity Date for the Tranche C Facility Loan.

50.	“Item Not Fully Covered” shall have the meaning set forth in Article 18.3.

51.

“Laws” means the treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, guidelines and policies of relevant authorities (including, without limitation, rules and guidelines of Financial Instruments Exchanges, security exchanges, Financial Instruments Firms Associations and the Japanese Bankers Associations) and equivalents thereto in jurisdictions other than Japan.

52.	“Lending Obligations” means the Lender’s obligations to make a loan of money to the Borrower as set forth in Article 2.1.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

53.	“Leverage Ratio” shall have the meaning set forth in Exhibit H.

54.	“Loan” means loan(s) made pursuant to the Agreement.

55.	“Loan Application” means a loan application in the form attached hereto as Exhibit A.

56.

“Loan Money” means the money to be loaned by the Lender to the Borrower as a Loan, and the “Loan Amount” means the amount of the Loan Money which shall be the amount specified by the Borrower in the relevant Loan Application prepared in accordance herewith.

57.	“Loan Receivables” means the loan receivables in relation to a Loan.

58.	“M&A Guideline” means the “Fair M&A Guidelines: Enhancing Corporate Value and Securing Shareholders’ Interests” published by the Ministry of Economy, Trade and Industry on June 28, 2019.

59.

“Maturity Date” means (i) with respect to a Tranche A Facility Loan, the Tranche A Facility Maturity Date, (ii) with respect to a Tranche B Facility Loan, the Tranche B Facility Maturity Date and (iii) with respect to a Tranche C Facility Loan, the Tranche C Facility Maturity Date.

60.

“Outstanding Loan Money” means the principal, interest, default interest, Break Funding Cost and all other money payable under the payment obligations that the Borrowers owe pursuant to the Agreement with respect to each Loan.

61.

“Parent Company”, “Subsidiary” and “Affiliate” mean those as defined as “oyagaisha”, “kogaisha” and “kanrengaisha”, respectively under Article 8 of the Regulations Concerning Terminology, Forms and Method of Preparation of Financial Statements, etc. of Japan.

62.	“Potential Event of Default” means an event that would constitute an Event of Default with the elapse of time, notice, or both.

63.	“Purchase Price of Share Options” shall have the meaning set forth in Sub-item (c) of Article 5.1(xiii).

64.	“Related Agreement(s)” means:

(i)	the Agreement;

(ii)	the Business Integration Agreement; and

(iii)	the Transaction Agreement.

65.

“Repayment Date” means, (i) with respect to Tranche A Facility Loan, the Tranche A Facility Maturity Date, (ii) with respect to Tranche B Facility Loan, the Tranche B Facility Maturity Date and (iii) with respect to Tranche C Facility Loan, each Tranche C Facility Repayment Date.

66.	“Scheme Disruption Event” means each event set forth in Exhibit G.

67.

“Share Exchange” means a share exchange (kabushiki kokan) to be conducted in accordance with the Business Integration Agreement with Z Holdings Corporation’s shares as consideration whereby Z Holdings Corporation will become the wholly owning parent company and the newly formed wholly owned subsidiary of the Target incorporated for the purpose of succeeding the Target’s business will become the wholly owned subsidiary company.

68.	“Share Options” means:

(i)	share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“4th Series Share Options”);

(ii)	share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“5th Series Share Options”);

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(iii)	share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“7th Series Share Options”);

(iv)	share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“8th Series Share Options”);

(v)	share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“10th Series Share Options”);

(vi)	share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“11th Series Share Options”);

(vii)	share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“13th Series Share Options”);

(viii)	share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“14th Series Share Options”);

(ix)	share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“16th Series Share Options”);

(x)	share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“17th Series Share Options”);

(xi)	share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“18th Series Share Options”);

(xii)	share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“19th Series Share Options”);

(xiii)	share options issued based on the resolution of the board of directors meeting of the Target held on June 26, 2017 (“20th Series Share Options”);

(xiv)	share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“22nd Series Share Options”);

(xv)	share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“23rd Series Share Options”);

(xvi)	share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“24th Series Share Options”); and

(xvii)

share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 and the resolution of the board of directors made on March 30, 2020 (“25th Series Share Options”).

69.	“SMBC Loan” means loan(s) which the Borrower will borrow from Sumitomo Mitsui Banking Corporation to fund the Acquisition and Subsequent Transactions

70.	“SoftBank” means SoftBank Corporation.

71.	“Spread (Tranche A Facility)” means 0.65% (per annum).

72.	“Spread (Tranche B Facility)” means 0.65% (per annum).

73.	“Spread (Tranche C Facility)” means 0.75% (per annum).

74.

“Squeeze Out Procedures” means certain established procedures using a share consolidation or other method so that the Bidcos and Guarantor will be only shareholders and stock acquisition rights holders of the Target.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

75.

“Subsequent Transactions” means subsequent transactions by and among the Bidcos and the Guarantor relating to the contemplated adjustment of those shareholding percentage in the Target after the Acquisition.

76.	“Target” means LINE Corporation.

77.	“Taxes and Public Charges” means all public taxes or public charges including income taxes, corporate taxes and other taxes, which may be imposed in Japan.

78.

“Tender Offer” means a joint tender offer which the Bidcos commenced in Japan and the U.S. for the purpose of acquiring all of the common shares of the Target, Share Options, CBs and ADSs other than treasury shares held by the Target and the common shares of the Target and CBs held by the Guarantor.

79.	“Tender Offer Disclosure Materials” means the filing for the Tender Offer and the tender offer report for the Tender Offer (including any filing or report for amendment thereto).

80.	“Tranche A Facility” means the credit facility that the Lender make available to the Borrower pursuant to Article 2.1.

81.	“Tranche A Facility Amount” means thirty-five billion yen (JPY 35,000,000,000).

82.	“Tranche A Facility Loan” means a Loan disbursed under Tranche A Facility.

83.

“Tranche A Facility Maturity Date” means September 23rd, 2021, which is the maturity date of the Loans made under the Facility A; provided, however that if such date falls on a day other than a Business Day, the following Business Day shall be the Tranche A Facility Maturity Date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the Tranche A Facility Maturity Date.

84.	“Tranche B Facility” means the credit facility that the Lender make available to the Borrower pursuant to Article 2.1.

85.	“Tranche B Facility Amount” means thirty-five billion yen (JPY 35,000,000,000).

86.	“Tranche B Facility Loan” means a Loan disbursed under Tranche B Facility.

87.

“Tranche B Facility Maturity Date” means September 23rd, 2023, which is the maturity date of the Loans made under the Tranche B Facility; provided, however that if such date falls on a day other than a Business Day, the following Business Day shall be the Tranche B Facility Maturity Date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the Tranche B Facility Maturity Date.

88.	“Tranche C Facility” means the credit facility that the Lender make available to the Borrower pursuant to Article 2.1.

89.	“Tranche C Facility Amount” means thirty billion yen (JPY 30,000,000,000).

90.	“Tranche C Facility Loan” means a Loan disbursed under Tranche C Facility.

91.

“Tranche C Facility Maturity Date” means September 23rd, 2025, which is the maturity date of the Loans made under the Tranche C Facility; provided, however that if such date falls on a day other than a Business Day, the following Business Day shall be the Tranche C Facility Maturity Date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the Tranche C Facility Maturity Date.

92.	“Tranche C Facility Repayment Date” means each date set forth in Schedule 2 which is a repayment date of the Loans made under the Tranche C Facility.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

93.	“Transaction Agreement” means the Transaction Agreement dated December 23, 2019 by and between the Guarantor and SoftBank.

94.

“Unused Facility Amount” means, (i) with respect to the Tranche A Facility, the Unused Tranche A Facility Amount, (ii) with respect to the Tranche B Facility, the Unused Tranche B Facility Amount and (iii) with respect to the Tranche C Facility, the Unused Tranche C Facility Amount.

95.	“Unused Tranche A Facility Amount” means the amount calculated as the Tranche A Facility Amount less the total principal amount of Tranche A Facility Loan(s) utilized by the Borrower.

96.	“Unused Tranche B Facility Amount” means the amount calculated as the Tranche B Facility Amount less the total principal amount of Tranche B Facility Loan(s) utilized by the Borrower.

97.	“Unused Tranche C Facility Amount” means the amount calculated as the Tranche C Facility Amount less the total principal amount of Tranche C Facility Loan(s) utilized by the Borrower.

98.	“Voluntary Prepayment Notice” shall have the meaning set forth in Article 12.2.

2.	RIGHTS AND OBLIGATIONS OF LENDERS

2.1

The Lender shall lend money in the amount up to the Tranche A Facility Amount, the Tranche B Facility Amount and the Tranche C Facility Amount, respectively, in accordance with the terms and conditions hereunder to the Borrower in Japanese yen only.

2.2

By giving at least ten (10) Business Days advance written notice, the Borrower can reduce each Facility Amount in full or in part; provided, however, that once reduced, the Facility Amount so reduced will not be restored to prior levels. The reduction amount in a case of partial reduction must be an amount that is at least one hundred million yen (JPY 100,000,000) and is an integral multiple of one hundred million yen (JPY 100,000,000); provided, further that; if the Borrower wishes to reduce a Facility Amount, the Borrower shall reduce the Tranche C Facility Amount at first, and may reduce the Tranche A Facility Amount and the Tranche B Facility Amount only if the Unused Tranche C Facility Amount has been or will be reduced to zero (0). The Borrower may reduce the Tranche A Facility Amount only if the Unused Tranche B Facility Amount has been or will be reduced to zero (0).

2.3	In the following cases, the Lender’s Lending Obligations of all Facility (in case of (v) below, of the respective Facility) will extinguish:

(i)	if the Drawdown Period has ended;

(ii)	if the Borrower’s obligations hereunder are accelerated as a result of an occurrence of an Event of Default;

(iii)

if the total number of drawdowns under any Facility has reached four (4); provided, however, that if the Borrower applies for two or more drawdowns of a Tranche A Facility Loan, a Tranche B Facility Loan and a Tranche C Facility Loan to be made on the same date in a single Loan Application, such drawdowns shall be treated as a single drawdown for the purpose of this Item (iii);

(iv)	if the Lender’s Lending Obligations has been terminated pursuant to Article 9; or

(v)	if the respective Unused Facility Amount has been reduced to zero (0).

2.4

If the Lender fails to make a Loan on a Drawdown Date in breach of its Lending Obligations, the Lender shall, upon the request of the Borrower, promptly compensate the Borrower for all Damages reasonably incurred by the Borrower as a result of such breach.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

3.	USE OF PROCEEDS

3.1	The Borrower shall use the money raised by a Loan only for the following purposes:

(i)

Funds required for the Borrower to purchase common shares of the Target, ADSs, Share Options and CBs in the Tender Offer, and Taxes and Public Charges and fees and expenses associated with the foregoing;

(ii)

Funds for cash to be paid by the Borrower to the shareholders and Share Options holders of the Target in relation to the Squeeze Out Procedures and for payment of associated expenses (including loan funds to Target for such purpose);

(iii)	Funds for payment of costs and expenses incurred by the Borrower in connection with the Subsequent Transactions; and

(iv)	Funds for payment of other costs and expenses incurred by the Borrower in connection with the Acquisition.

3.2	In addition to Article 3.1 above, the Borrower shall not use the money raised by a Loan for the purpose(s) not specified in the relevant Loan Application.

4.	APPLICATION FOR LOAN

4.1

If the Borrower desires to drawdown a Loan, the Borrower shall indicate to the Lender its intention to request a Loan by submitting a Loan Application to the Lender by 10:00 a.m. of the day three (3) Business Days (in case of the First Drawdown, two (2) Business Days) prior to the preferred Drawdown Date, which must be a Business Day during the Drawdown Period. The Borrower shall send to the Lender by facsimile transmission or e-mail in PDF format a Loan Application setting forth its preferred Drawdown Date, a preferred Loan Amount, a Facility to be utilized and use of funds (including the number of common shares of the Target, ADSs, Share Options and CBs expected to be acquired and the expected amount of funds needed for such acquisition). The Borrower shall confirm with the Lender whether the Lender received by facsimile transmission or e-mail in PDF format the Loan Application by phone, and if the Borrower fails to so confirm, the Lender may deem that the Loan Application is not submitted.

4.2	A preferred Loan Amount specified in a Loan Application in connection with each Facility shall not exceed the relevant Unused Facility Amount at the preferred Drawdown Date.

4.3	The maximum number of the Drawdowns in a single Business Day is one (1) time.

4.4

The Borrower shall utilize Tranche A Facility at first, and may utilize Tranche B Facility and Tranche C Facility only if the Tranche A Facility Amount has been or will be utilized in full. The Borrower may utilize Tranche C Facility only if the Tranche A Facility Amount and Tranche B Facility Amount have been or will be utilized in full.

4.5	The Borrower may not reborrow the principal of each Loan prepaid or repaid hereunder.

4.6	After the Lender has received a Loan Application, the Borrower may not withdraw, cancel or change the Loan Application or the loan agreement for the Loan for any reason.

5.	CONDITIONS PRECEDENT FOR A LOAN

5.1

The Lender shall make a Loan to fund the settlement of the Tender Offer on the condition that the conditions set forth below are satisfied as of three (3) Business Days prior to the preferred Drawdown Date (in case of the First Drawdown, two (2) Business Days prior to the preferred Drawdown Date) and the preferred Drawdown Date (each, “Conditions Precedent Satisfaction Confirmation Date”):

(i)	the Borrower has submitted a Loan Application and such Loan Application has fulfilled the terms set forth hereunder;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(ii)	the Lending Obligations have not been terminated or exempted;

(iii)	all or any part of the loan agreement has not been terminated in accordance with the former clause of Section 2, Article 587-2 of the Civil Code of Japan;

(iv)	all of the Related Agreements have been executed lawfully and validly in the forms reasonably satisfactory to the Lender;

(v)	the Borrower Account has been opened lawfully and validly;

(vi)	none of the Events of Default and the Potential Events of Default has occurred;

(vii)

all of the representations or warranties in the Related Agreements made by parties thereto (excluding the Lender) are true and correct in all material respects (or, if qualified by “materiality,” “material adverse effect” or similar language, in all respects);

(viii)

any parties to the Related Agreements (excluding the Lender) has not breached any provision thereof in any material respect (or, if qualified by “materiality,” “material adverse effect” or similar language, in any respect), and there is no specific reason to believe that any such breach will occur on or after the preferred Drawdown Date;

(ix)	the Borrower has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(a)

a certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho); provided, however, that such certificate shall be issued within three (3) months before the date of the execution of the Agreement;

(b)	a certificate of registered seal impression (inkan shomeisho); provided, however, that the certificate shall be issued within three (3) months before the date of the execution of the Agreement;

(c)	a certified copy of the articles of incorporation and the rules of the board of directors (if any);

(d)	a notification of the seal impression or signature in the form prescribed by the Lender;

(e)

documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of the Agreement have been completed (including confirmation letter prepared by the Borrower’s representative director in the form attached hereto as Exhibit B);

(f)

a certified copy or certified extract copy of the minutes of the meeting of the board of directors of each Bidco approving the implementation of the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(g)

a copy of the Tender Offer Disclosure Materials (provided, however, that in cases where the disclosure of the Tender Offer Disclosure Materials has been made by EDINET or EDGAR, a report to the lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the Tender Offer Disclosure Materials);

(h)

a certified copy or certified extract copy of the minutes of the meeting of the board of directors of the Target agreeing to the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(i)

a copy of the share price valuation report for the Target’s share prepared by JP Morgan Securities Japan Co., Ltd. on behalf of the Target (provided, however, that in cases where the disclosure of the share price valuation report has been made by EDGAR, a report to the

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the share price valuation report);

(j)	a copy of invoice for the payment of the acquisition prices prepared by the agent of the Tender Offer;

(k)

a legal opinion prepared by a legal counsel to the Borrower, which includes the statement opining that (I) the Borrower is validly existing, (II) the execution of the Agreement has been duly authorized, and (III) the Agreement is legal, valid, binding and enforceable against the Borrower, which is customarily required under this type of transaction;

(l)	a certified copy of the Related Agreements (other than the Agreement);

(m)	documents evidencing that all necessary procedures required by applicable competition laws for the Acquisition have been completed (if necessary); and

(n)	a certificate by the Borrower’s representative director attesting to satisfaction of the conditions precedent for the Loan on each Conditions Precedent Satisfaction Confirmation Date;

(x)	the Guarantor has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(a)

a commercial registry extract of the Guarantor (provided, however, that the certified copy or certificate shall be issued within three (3) months before the date of the execution of the Agreement) or its equivalent under the Laws of the Republic of Korea;

(b)

a certificate of registered seal impression (provided, however, that the certificate shall be issued within three (3) months before the date of the execution of the Agreement) or its equivalent under the Laws of the Republic of Korea;

(c)	a certified copy of the articles of incorporation and the rules of the board of directors (if applicable) or their equivalent under the Laws of the Republic of Korea;

(d)	a notification of the seal impression or signature in the form prescribed by the Lender;

(e)

documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of the Related Agreements have been completed (including confirmation letter prepared by the Guarantor’s representative director in the form attached hereto as Exhibit B); and

(f)

a legal opinion prepared by a legal counsel of the Guarantor (which includes the statement opining (I)(x) the Guarantor is validly existing, (y) the execution of the Agreement has been duly authorized, and (z) the Agreement is legal, valid, binding and enforceable, and (II) the choice of the governing law and submission to the jurisdiction of the certain court hereunder are legal and valid under the Laws of the Republic of Korea, which is customarily required under this type of transaction);

(xi)	the Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(xii)	the Lender reasonably has confirmed that the SMBC Loan will be made to the Borrower in the amount equal to the Loans to be made on the preferred Drawdown Date;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(xiii)	the following matters concerning the Tender Offer are confirmed in a manner reasonably satisfactory to the Lender:

(a)	completion of the procedures for the Tender Offer

regarding the Tender Offer, all necessary permits, procedures and authorizations, etc. required by the Laws (including anti-trust clearance in Japan, the United States, Taiwan and the Republic of Korea) has been obtained or completed.

(b)	no event for withdrawal of the Tender Offer

no event falling under withdrawal events of tender offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the offering period of the Tender Offer.

(c)	lawful completion of the Tender Offer

the offering period of the Tender Offer has expired; the Tender Offer has been legally completed with the satisfaction of (I) the requirements and procedures necessary under the Financial Instruments and Exchange Act, the U.S. Securities Exchange Act of 1934 and other applicable Laws and regulations, and (II) the terms and conditions of the Tender Offer such as the numbers of tendered common shares of the Target and ADSs (including, but not limited to, setting the purchase price to five thousand three hundred and eighty yen (JPY 5,380) or its equivalent in USD per share and per ADS, setting the purchase price to the following prices per Share Option (the “Purchase Price of Share Options”), setting no upper or lower limit of the number of common shares of the Target to be acquired in the Tender Offer, setting the purchase price to seven point two million three thousand eight hundred and twenty yen (JPY 7,203,820) per face value of ten million yen (JPY 10,000,000) for CBs Due 2023, setting the purchase price to seven point one million fifty five thousand and four hundred yen (JPY 7,155,400) per face value of ten million yen (JPY 10,000,000) for CBs Due 2025 and setting that each Bidco will equally acquire the tendered common shares of the Target, ADSs, Share Options and CBs); and the results of the Tender Offer have been announced accordingly.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(Purchase Prices of Share Options)

4th Series Share Option	one yen (JPY 1)
5th Series Share Option	one yen (JPY 1)
7th Series Share Option	one yen (JPY 1)
8th Series Share Option	one yen (JPY 1)
10th Series Share Option	one yen (JPY 1)
11th Series Share Option	one yen (JPY 1)
13th Series Share Option	one yen (JPY 1)
14th Series Share Option	one yen (JPY 1)
16th Series Share Option	one yen (JPY 1)
17th Series Share Option	one yen (JPY 1)
18th Series Share Option	one yen (JPY 1)
19th Series Share Option	one yen (JPY 1)
20th Series Share Option	one yen (JPY 1)
22nd Series Share Option	one yen (JPY 1)
23rd Series Share Option	one yen (JPY 1)
24th Series Share Option	one yen (JPY 1)
25th Series Share Option	one yen (JPY 1)

(d)	absence of arbitrary information disclosure

the Target or the Bidcos have not made any arbitrary disclosure of information (including, but not limited to, disclosure of any arbitrary downward adjustment of the performance of the Target not based on reasonable grounds) not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(e)	expression of opinion regarding the Tender Offer by the Target the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved.

(f)	proper disclosure of the Tender Offer by the Bidcos

the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved.

(g)	no lawsuit concerning legality, etc. of the Tender Offer

(I) no lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Offer has been filed; (II) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (III) there is no specific likelihood of (I) and (II).

(h)	legality of decision-making by Target

decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty).

(i)	maintenance of the Target’s expression of opinion endorsing the Tender Offer the board of directors of the Target has adopted a unanimous resolution endorsing the Tender Offer (including all attending statutory auditors not raising objection and not withholding opinion) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimously expressed its endorsement, and the board of directors of the Target has not withdrawn, withheld or changed such endorsement and has not expressed any dissenting opinion with respect to the Tender Offer. The Target does not express any endorsement of a tender offer (if any) other than the Tender Offer. Provided, however, that in an event that it is determined after receiving advice from an attorney at law or legal expert who has sufficient experience in the practice of the Companies Act that the absence of (I) the withdrawal, withholding or change of the endorsement opinion regarding the Tender Offer, (II) the expression of the dissenting opinion or (III) the endorsement of a tender offer other than the Tender Offer is likely to be a violation by Target’s director of the directors’ duty of care of a prudent manager and fiduciary duty, the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Sub-item (i) on the condition that after the success of the Tender Offer, the board of directors of the Target announces its endorsement of the Tender Offer.

(j)	no change of the Tender Offer Disclosure Materials

the contents of the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer have not been materially changed from the contents of the Tender Offer Disclosure Materials confirmed by the Lender prior to the issuance of the loan certificate. In addition, the content of the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer has not changed materially from the content of the Tender Offer Disclosure Materials confirmed by the lender by the time of issuance of the loan certificate.

(k)	publication of Material Facts prior to the Tender Offer

in cases where any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act, and such “material facts” and “Facts of the Tender Offer, etc.” had yet to be announced, such “material facts” and “Facts of the Tender Offer, etc.” have been announced prior to the date of the filing of the Tender Offer.

(l)	no tender by the Guarantor

the Guarantor has not tendered any share of the Target in the Tender Offer.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(m)	M&A Guideline

the M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition.

(xiv)	on the date of the Agreement, the Borrower satisfies any of the items set forth in Section 1 of Article 2 of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu); and

(xv)

there are no events that would have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and Guarantor, on a consolidated basis, and there is no actual risk of such events occurring.

5.2

The Lender shall make a Loan to fund the settlement of the Squeeze Out Procedures on the condition that all the conditions set forth below are satisfied as of each Conditions Precedent Satisfaction Confirmation Date:

(i)

all of the conditions set forth in Article 5.1 have been satisfied (applied mutatis mutandis). Regarding materials already submitted for the relevant conditions precedent for a previous Drawdown, in place of re-submission, a certificate by the Borrower’s representative director in the form of Exhibit D to the effect that there has been no change to the information set forth in the relevant material can be submitted, and if there has been change to information set forth in materials already submitted to satisfy the relevant conditions precedent for a previous Drawdown, materials reflecting such changes shall be submitted;

(ii)	the settlement for the Tender Offer has been completed;

(iii)	all of the Share Options and CBs have been acquired or redeemed by the Target or Bidcos, and all of the perfection requirements therefor are satisfied;

(iv)

in relation to the Squeeze Out Procedures, all procedures other than settlement have been lawfully completed, and certified copies of the following has been submitted to the Lender by three (3) Business Days prior to the preferred Drawdown Date:

(a)	documents to be kept in advance pertaining to the share consolidation;

(b)	the minutes of the board of directors setting the record date for the extraordinary general meeting of shareholders resolving on the share consolidation;

(c)	the minutes of the board of directors to call such general meeting of shareholders;

(d)	the minutes of such general meeting of shareholders;

(e)	the public notice by the Target to its shareholders;

(f)	documents to be kept subsequently pertaining to the share consolidation;

(g)

documents filed in connection with the ADSs (if the disclosure of such filings has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission); and

(h)	other documents reasonably required by the Lender in connection with the Squeeze Out Procedures;

(v)

with regard to the disposition of fractional shares in the Squeeze Out Procedures, the permission of the court prescribed in Article 234(2) or (4) of the Companies Act as applied mutatis mutandis pursuant to Article 235(2) of the Companies Act has been rendered, and documents evidencing such permission has been submitted to the Lender;

(vi)	no claim for enjoinments of the share consolidation has been filed (regardless of whether provisionary disposition or otherwise); and

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(vii)

no action for revocation, invalidation or absence of the resolution of the general meeting of shareholders which resolution is made in connection with the share consolidation for the Squeeze Out Procedures, or other similar action (excluding lawsuits pertaining to claim for the purchase of shares under Article 116(1) of the Companies Act), has been filed, and there is no specific reason to believe that such action or lawsuit will be filed.

5.3

The Lender shall make a Loan to fund a payment of cost and expenses for the Subsequent Transactions on the condition that all the conditions set forth below are satisfied as of each Conditions Precedent Satisfaction Confirmation Date:

(i)

all of the conditions set forth in Article 5.1 and 5.2 have been satisfied (applied mutatis mutandis). Regarding materials already submitted for the relevant conditions precedent for a previous Drawdown, in place of re-submission, a certificate by the Borrower’s representative director to the effect that there has been no change to the information set forth in the relevant material can be submitted, and if there has been change to information set forth in materials already submitted to satisfy the relevant conditions precedent to such previous Drawdown, materials reflecting such changes shall be submitted;

(ii)	the Lender has been notified of the form and substance of the Subsequent Transactions in writing;

(iii)

the Subsequent Transactions have been duly and lawfully completed in the form and substance notified to the Lender, or it is found to be reasonably certain that the Subsequent Transactions will be duly and lawfully completed after the Loan disbursement in such form and substance; and

(iv)	in relation to the Subsequent Transactions, the following has been submitted to the Lender by three (3) Business Days prior to the preferred Drawdown Date:

(a)	documents certifying that the internal approval procedures required for the Borrower and Guarantor under Laws and/or internal rules have been completed;

(b)	materials evidencing the use of the Loan proceeds; and

(c)	other documents reasonably required by the Lender in connection with the Subsequent Transactions.

6.	MAKING OF LOANS

6.1

If all conditions set forth in each item of Article 5 are satisfied or waived by the Lender as of the relevant Drawdown Date, the Lender shall deposit the Loan Amount in the Borrower Account by 11:00 a.m. on the relevant preferred Drawdown Date.

6.2

On the Interest Payment Date (Tranche A Facility) immediately after the date on which the Lending Obligations for the Tranche A Facility extinguish, all of the outstanding Tranche A Facility Loans will be consolidated, and on and after the Interest Payment Date (Tranche A Facility), those consolidated Tranche A Facility Loans shall be treated as a single Tranche A Facility Loan for the purpose of the Agreement.

6.3

On the Interest Payment Date (Tranche B Facility) immediately after the date on which the Lending Obligations for the Tranche B Facility extinguish, all of the outstanding Tranche B Facility Loans will be consolidated, and on and after the Interest Payment Date (Tranche B Facility), those consolidated Tranche B Facility Loans shall be treated as a single Tranche B Facility Loan for the purpose of the Agreement.

6.4

On the Interest Payment Date (Tranche C Facility) immediately after the date on which the Lending Obligations for the Tranche C Facility extinguish, all of the outstanding Tranche C Facility Loans will be consolidated, and on and after the Interest Payment Date (Tranche C Facility), those consolidated Tranche C Facility Loans shall be treated as a single Tranche C Facility Loan for the purpose of the Agreement.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

7.	FAILURE TO MAKE LOAN

7.1

If the Lender decides not to make the Loan for the reason that all or part of the applicable conditions set forth in Article 5 are not satisfied, the Lender may notify the Borrower of such decision by 5:00 p.m., Tokyo time on the Business Day immediately preceding the corresponding preferred Drawdown Date.

7.2

Any Damages incurred by the Lender as a result of the Lender’s failure to make the Loan (including, but not limited to, the Break Funding Cost incurred by the Lender due to the Borrower’s cancellation of an agreement for a Loan) shall be borne by the Borrower; provided, however, that the foregoing shall not apply if the failure to make the Loan constitutes a breach of the Lender’s Lending Obligations.

8.	EXEMPTION OF LENDER

8.1	If an Exemption Event occurs, the Lender shall immediately notify the Borrower of such event in writing.

8.2

After the notice set forth in Article 8.1 is given, when the Lender determines that such Exemption Event has been resolved, the Lender shall notify the Borrower that the Exemption Event has been resolved.

8.3	The Lender will be exempted from the Lending Obligations during the Exemption Period.

9.	INCREASED COSTS AND ILLEGALITY

9.1

If the Lender has incurred the Increased Costs, the Lender may, by notifying the Borrower in writing, request the Borrower to elect either to bear the Increased Costs or to repay the obligations to the Lender and terminate the Lending Obligations. The Borrower shall respond to such request within ten (10) Business Days from the day the request notice reaches the Borrower (the “Increased Costs Request Arrival Date”) by giving written notice to the Lender. If the response notice of the Borrower does not reach the Lender within ten (10) Business Days from the Increased Costs Request Arrival Date, the expiration of that period shall be deemed as the response by the Borrower for electing to bear the Increased Costs, and if a Loan Application is made within the period from the Increased Costs Request Arrival Date and ending on the day (inclusive) the response notice reaches the Lender, that the Loan Application shall be deemed as the response by the Borrower for electing to bear the Increased Costs.

9.2

If the Borrower elects to bear the Increased Costs in response to the Lender’s request in Article 9.1 (including the case where it is deemed to elect to bear the Increased Costs pursuant to Article 9.1), the Borrower shall pay, in accordance with the provisions of Article 18, the Lender the money equivalent to such costs within ten (10) Business Days from the day the response by the Borrower for electing to bear the Increased Costs is made in accordance with the preceding paragraph (or, if it is deemed to elect to bear the Increased Costs pursuant to Article 9.1, from the day that is the response due date under Article 9.1).

9.3

If the Borrower elects to repay the obligations to the Lender and terminate the Lending Obligations in response to the request in Article 9.1, the Borrower shall notify the Lender in writing of (i) the desire to repay the obligations to the Lender and terminate the Lending Obligations, and (ii) the date the Borrower desires to repay such obligations and terminate the Lending Obligations (the “Desired Termination and Repayment Date”). The Desired Termination and Repayment Date must be a Business Day that falls within the period from not earlier than ten (10) Business Days to not later than fifteen (15) Business Days after the Borrower makes such notice. The Lender shall notify the Borrower of the amount of the Break Funding Cost (if any) by two (2) Business Days prior to the Desired Termination and Repayment Date.

9.4

In the event that notice under the first sentence of Article 9.3 is given by the Borrower, all of the Lending Obligations shall be extinguished as of the Desired Termination and Repayment Date. In this case, the Borrower shall, at the same time as paying the principal of all Loan(s) outstanding pursuant to this Article 9.4, pay to the Lender the accrued interests on such principal and the Break Funding Cost notified by the Lender.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

9.5

If the execution and performance of the Agreement and any transaction contemplated under the Agreement become contrary to any Laws binding upon the Lender, the Lender may, by giving written notification thereof to the Borrower, (i) when the continuation of the Lending Obligations, the making of a Loan or the funding of a Loan is considered to be illegal as of any day prior to each relevant preferred Drawdown Date, terminate the Lending Obligations of the Lender on the day immediately preceding the day on which such Lending Obligations becomes illegal, and (ii) on or after each Drawdown Date, when the continuation of a Loan that has already been made is considered to be illegal, require the Borrower to repay the entire amount of the Outstanding Loan Money of the Loan respectively, by deeming that the Maturity Date of the Loan falls on the day immediately preceding the day on which such continuation of the Loan becomes illegal (or on the day set forth pursuant to such Laws, if such deadline for the repayment is set forth in Laws).

10.	REPAYMENT OF PRINCIPAL

10.1

The Borrower shall, in accordance with the provisions of Article 18, repay the principal of the aggregate Tranche A Facility Loans and Tranche B Facility Loans to the Lender in a lump sum on the Maturity Date.

10.2

The Borrower shall, in accordance with the provisions of Article 18, repay the principal of the aggregate Tranche C Facility Loans to the Lender in instalments on each Tranche C Facility Repayment Date by the amount set out in Schedule 2.

10.3

If there are more than a Tranche A Facility Loan, any repayment or prepayment of such principal made under the Agreement will be applied to such Tranche A Facility Loans from the Tranche A Facility Loan made first in chronological order. If there are more than a Tranche B Facility Loan, any repayment or prepayment of such principal made under the Agreement will be applied to such Tranche B Facility Loans from the Tranche B Facility Loan made first in chronological order. If there are more than a Tranche C Facility Loan, any repayment or prepayment of such principal made under the Agreement will be applied to such Tranche C Facility Loans from the Tranche C Facility Loan made first in chronological order.

11.	INTEREST

11.1

For each Loan, the Borrower shall, in accordance with the provisions of Article 18, pay, on the Interest Payment Date that is to be the last day of each Interest Calculation Period, the total amount of interest calculated by multiplying the principal amount of the Loan by (i) the Applicable Interest Rate for such Interest Calculation Period and (ii) the actual number of days of such Interest Calculation Period.

11.2

The calculation method for interest under Article 11.1 shall be on a day-to-day basis, inclusive of the first day and exclusive of the last day of each Interest Calculation Period, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

12.	VOLUNTARY PREPAYMENT

12.1	The Borrower may not prepay all or any part of the principal of the Loans prior to its respective Repayment Date (“Prepayment”) unless otherwise expressly permitted hereunder.

12.2

If the Borrower desires to make a Prepayment, the Borrower shall give a written notice (“Voluntary Prepayment Notice”) in the form attached as Exhibit E to the Lender by ten (10) Business Days prior to the date on which the Borrower desires to make such Prepayment (hereinafter referred to as the “Desired Prepayment Date” in this Article 12), and such notice shall state the principal amount of a Loan with respect to which the Borrower desires to make such Prepayment (which amount shall be the full amount of the outstanding principal amount of the Loan borrowed by the Borrower, or the amount of one hundred

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 million yen (JPY 100,000,000) and integral multiples of one hundred million yen (JPY 100,000,000) in excess thereof.).

12.3

If the Voluntary Prepayment Notice is made in accordance with Article 12.2 and if the Desired Prepayment Date falls on any day other than a relevant Interest Payment Date for the Loan to be so prepaid, the Lender shall notify the Borrower of the amount of the Break Funding Cost by two (2) Business Days prior to the Desired Prepayment Date. The Borrower shall, in accordance with the provisions of Article 18, pay the total sum of the principal, the interests accrued by and on the Desired Prepayment Date and the Break Funding Cost (if any) in respect of the Loan to be prepaid by such Prepayment on the Desired Prepayment Date. For the avoidance of doubt, the Borrower shall not be obliged to pay any Break Funding Cost if the Desired Prepayment Date falls on a relevant Interest Payment Date for the Loan to be so prepaid.

13.	MANDATORY PREPAYMENT AND ORDER OF PREPAYMENT

13.1

If the Borrower wishes to sell, or otherwise dispose of, a share of the Target to a third party other than the Guarantor or any of the Guarantor’s Affiliates, or otherwise actualize the value of such share (including, but not limited to, any sale, disposition or actualization of the value of a share of a company which holds shares of the Target), the Borrower will notify the Lender in writing at least ten (10) Business Days prior to such value realization and will make Prepayment of an amount equivalent to 50% of the full amount of (i) the value so realized less (ii) reasonable expenses (including Taxes and Public Charges), on the Interest Payment Date for the Loan to be so prepaid arriving immediately after the day of receipt of funds.

13.2

If any of the CBs held by the Guarantor is redeemed or otherwise acquired by the Target, (i) the Guarantor will notify the Lender in writing at least ten (10) Business Days prior to such redemption or acquisition, (ii) the Guarantor will contribute such redemption or acquisition proceeds into the Borrower by thirty (30) days after the receipt of funds, and (iii) the Borrower will make prepayment of an amount equivalent to 50% of the full amount of (a) such redemption or acquisition price less (b) reasonable expenses (including Taxes and Public Charges), on the Interest Payment Date for the Loan to be so prepaid arriving immediately after the day of capital contribution by the Guarantor; provided that the Borrower will not be required to make such prepayment any more once the total principal amount prepaid pursuant to this Article 13.2 reaches thirty five billion yen (JPY 35,000,000,000).

13.3	With respect to a Prepayment to be made under this Article 13, the provisions of Article 12 shall apply mutatis mutandis.

13.4	Voluntary Prepayments and mandatory Prepayments made under Article 12 or 13 of the Loans will be applied in the following order:

(i)	Firstly, in Prepayment of the Tranche C Facility Loans in full towards a reverse chronological order of maturity;

(ii)	Secondly, in Prepayment of the Tranche B Facility Loans in full; and

(iii)	Thirdly, in Prepayment of the Tranche A Facility Loans in full.

Provided, however, (i) if the Borrower instructs otherwise in the Voluntary Prepayment Notice, such voluntary Prepayment will be applied in accordance with such instruction, and (ii) a mandatory Prepayment made pursuant to Article 13.2 will be applied only in Prepayment of the Tranche A Facility Loans.

14.	DEFAULT INTEREST

14.1

If the Borrower or Guarantor defaults in the performance of its obligations under the Agreement owed to the Lender, such Borrower or Guarantor shall, immediately upon the Lender’s request and in accordance

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 with the provisions of Article 18, for the period commencing on (and including) the due date of such defaulted obligation and ending on (and including) the day on which such Borrower or Guarantor performs all such defaulted obligations (hereinafter referred to as the “Defaulted Obligations” in this Article 14.1), pay default interest calculated by multiplying the amount of the Defaulted Obligations by the rate of 14% per annum (to the extent not in violation of the Laws).

14.2

The calculation method for default interest under Article 14.1 shall be on a day-to-day basis, inclusive of the first and the last days, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

15.	COMMITMENT FEE

15.1

In connection with each Facility, the Borrower shall pay to the Lender within five (5) Business Days from the end of the Commitment Fee Calculation Period, in accordance with the provisions of Article 18, the Commitment Fee in the amount calculated as the total amount of the Unused Facility Amount on each day during the Commitment Fee Calculation Period (provided with respect to the day on which drawdown in relation to a Loan or change of the Facility Amount pursuant to Article 2.2 or 2.3 is made, the Unused Facility Amount after such drawdown or change shall apply for the purpose of this Article 15) multiplied by the Commitment Fee Rate, and divided by 365 days. Except for in the cases of Articles 15.2 through 15.4, the Lender shall not be required to return the Commitment Fee that it receives. The calculation of the Commitment Fee by the Lender will be final and binding absent manifest error, and the Borrower and Guarantor shall not object to such calculation.

15.2

Notwithstanding the provisions of Article 15.1, if the Lender fails to perform the Lending Obligations, the Borrower shall not be required to pay to the Lender the amount (fractions less than one yen (JPY 1) shall be rounded down) calculated as the total amount of the Unused Facility Amount on each day during the Default Period, multiplied by the Commitment Fee Rate, and divided by 365. If the Lender has already received the amount equivalent to such money, the Lender shall return such amount to the Borrower by remitting it directly to the Borrower Account immediately after the Default Period. In this Article 15.2, the “Default Period” means the period commencing on the day (inclusive) on which an event of default occurs, and ending on the day (inclusive) before the day on which the default is remedied, and the day on which a default is remedied shall be determined as follows:

(i)

if the Lender offers to the Borrower to make at a later date the Loan in respect of which the Lender failed to perform the Lending Obligations, and the Borrower accepts such offer and such Loan is made, the date the Loan is made;

(ii)

if the Borrower refuses the offer in the preceding Item (i), the date that the offer is refused; if the Lender does not receive notice from the Borrower of its acceptance or refusal of the offer within five (5) Business Days after the offer is made under the preceding Item (i), the offer shall be deemed to have been refused by the Borrower; and

(iii)	for those cases other than the cases of the preceding two items, the date that the Borrower and the Lender decide upon consultation.

15.3

Notwithstanding the provisions of Article 15.1, the Borrower shall not be required to pay to the Lender the amount (fractions less than one yen (JPY 1) shall be rounded down) calculated as the total amount of the Unused Facility Amount on each day during the Exemption Period, multiplied by the Commitment Fee Rate, and divided by 365.

15.4

The method for calculating the Commitment Fee pursuant to Article 15 shall be on a per diem basis, inclusive of first and last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

16.	EXPENSES, TAXES AND PUBLIC CHARGES

16.1

All reasonable expenses (including reasonable attorneys’ fees) incurred in connection with the preparation, revision or amendment of the Agreement and any documents related hereto, and all reasonable expenses (including reasonable attorneys’ fees) incurred in relation to the maintenance or enforcement of the rights or the performance of the obligations by the Lender pursuant to the Agreement and the documents related hereto shall be borne by the Borrower to the extent not in violation of the Laws. If the Lender has paid these expenses in place of the Borrower, the Borrowers shall, promptly upon the Lender’s reasonable request, pay the same in accordance with the provisions of Article 18.

16.2

The stamp duties and any other similar Taxes and Public Charges incurred in relation to the preparation, amendment or enforcement of the Agreement and any documents related hereto shall be borne by the Borrower. If the Lender has paid these stamp duties or any other similar Taxes and Public Charges in place of the Borrower, the Borrowers shall, promptly upon the Lender’s request, pay the same in accordance with the provisions of Article 18.

17.	GUARANTEE

17.1

The Guarantor shall, jointly and severally with the Borrower, guarantee to the Lender any and all obligations, which are owed, or will be owed in the future, by the Borrower to the Lender under the Agreement. The Lender may, without making any exercise of rights or demand to the Borrower, require the Guarantor to perform the guarantee obligations and if the Lender requires the Guarantor to perform the guaranty obligations, the demand for performance shall also be effective with respect to the Borrower. If a payment that has already been made by the Borrower pursuant to the Agreement is disapproved due to the liquidation, dissolution, commencement of Insolvency Proceedings of the Borrower, or is cancelled or returned for any other reason, the Guarantor shall, respectively, in the same manner as the case where the payment is not performed, assume the guarantee obligations with respect to such payment obligation, to the extent permitted under the Laws.

17.2

The Guarantor shall not assert any exemption of its obligations against, or otherwise raise any objection to, the Lender, even if the Lender, for its own convenience, alters or releases all or part of the security interest or guarantee held by the Lender with respect to any and all of the obligations that are, or will be in the future, owed to the Lender by the Borrower under the Agreement. The Guarantor shall not make any claim for damages sustained therefrom against the Lender.

17.3

Even in the cases where the Guarantor has performed all or part of the guarantee obligations to the Lender, if there are any outstanding Loans owing to the Lender, the Guarantor shall not exercise any right that has been obtained from the Lender by subrogation under the performance of the guarantee obligations under the Agreement, without the approval of the Lender. Until the Loans have been paid in full or fully discharged, the Guarantor shall, upon the demand of the Lender, assign such right or priority without compensation to the Lender; provided, however, that if, after the Guarantor assigns such right or priority to the Lender, the Borrower completes the performance of all obligations under the Agreement toward the Lender, the Lender shall re-assign such right or priority without compensation to the Guarantor.

17.4

If the Guarantor provides the Lender with any guarantee other than the guarantee obligations set forth in Article 17.1 with respect to the transactions between the Borrower and the Lender, such guarantee shall not be altered at all due to the assumption of the guarantee obligations pursuant to Article 17.2.

17.5

Except as otherwise expressly permitted hereunder, the Guarantor shall not assert that the receivables of the Borrower due from the Lender shall be set off against the obligations that are, or will be in the future, owed to the Lender by such Borrower under the Agreement, and shall not assert that the Guarantor may refuse the performance of the guarantee obligations because of such receivables.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

17.6	(i)

The Guarantor shall perform its guarantee obligations in the same currency as the obligations of the Borrower to be paid under the Agreement. If the Guarantor is in breach of the foregoing, the Guarantor shall indemnify the Lender against any and all Damages incurred or suffered by the Lender due to such breach.

(ii)

Regardless of any material or critical change in financial environments or circumstances or in the Laws, any governmental (including quasi-governmental) orders, rules, so-called rescheduling or other dispositions, or else (including any non-enforceable dispositions), which may take place whether in Japan or abroad, and whether or not it affects any of the obligations of the Borrower or Guarantor in any manner, the obligations of the Guarantor to perform the guaranteed obligations in accordance with Article 17 shall not be affected thereby in any manner and the Guarantor shall remain fully responsible and liable to perform its obligations under the Agreement (including its obligations under Items (i) above) in accordance with the Agreement, to the extent permitted under the applicable Laws, any governmental (including quasi-governmental) orders, rules binding upon the Guarantor. Notwithstanding the foregoing, if the Guarantor may not perform any of its obligations under the Agreement in the currency as set forth in Item (i) above due to any restriction binding upon the Guarantor under the Foreign Exchange and Foreign Trade Law or any other applicable Laws or any governmental order or disposition, the Guarantor shall indemnify the Lender against any and all Damages incurred or suffered by the Lender due to such order or restriction.

(iii)

The obligations which the Guarantor owes pursuant to Items (i) and (ii) above are indemnity obligations which are independent from the Borrower’s principal obligations and the Guarantor hereby consents that Article 448 of the Civil Code of Japan does not apply to such obligations.

18.	PERFORMANCE OF OBLIGATIONS BY THE BORROWER AND GUARANTOR

18.1

In order to pay the obligations under the Agreement, the Borrower shall, to the extent not in violation of the Laws, deposit the relevant amount in the Borrower Account (i) by the Due Time, for those obligations the Due Dates of which are set forth herein, or (ii) promptly upon the Lender’s request, for those obligations the Due Dates of which are not set forth herein. In such case, the obligations of the Borrower to the Lender shall have been performed at the time of such deposit in the Borrower Account. The Borrower shall maintain Borrower Account at its expense.

18.2

The payments by the Borrower and Guarantor under the Agreement shall be applied to the obligations in the order set forth below (with respect to the Guarantor, including the guarantee obligations for the Borrower’s obligations set forth in each item below):

(i)	those expenses to be borne by the Borrower or Guarantor under the Agreement, due and payable to a third party;

(ii)	those expenses to be borne by the Borrower or Guarantor under the Agreement, which the Lender has incurred in place of such Borrower or Guarantor, and default interest thereon;

(iii)	the default interest (other than the default interest set forth in Item (ii) of this Article 18.2) and the Break Funding Cost;

(iv)	the Commitment Fees;

(v)	the interest on the Loans; and

(vi)	the principal of the Loans.

18.3

Upon the application under Article 18.2, if the amount to be applied falls short of the amount outlined in any of the items thereunder, with respect to the first item not fully covered (the “Item Not Fully Covered”), the remaining amount after the application to the item of the previous highest order of priority

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 shall be applied to the Item Not Fully Covered, in proportion to the amount of the individual payment obligations owed by the Borrower or Guarantor regarding the Item Not Fully Covered, which have become due and payable.

18.4

Unless otherwise required by the Laws, the Borrower and Guarantor shall not deduct Taxes and Public Charges from the amount of obligations to be paid pursuant to the Agreement. If any Borrower or Guarantor is required to deduct Taxes and Public Charges from the amount payable by such Borrower or Guarantor, such Borrower or Guarantor shall additionally pay the amount necessary in order for the Lender to be able to receive the amount that it would receive if no Taxes and Public Charges were imposed. In such case, such Borrower or Guarantor shall, within thirty (30) days from the date of payment, directly send to the Lender the certificate of such tax payment issued by the tax authorities in Japan or place of incorporation of the Guarantor or other competent governmental authorities, as applicable.

19.	REPRESENTATIONS AND WARRANTIES BY THE BORROWER AND GUARANTOR

19.1

The Borrower represents and warrants to the Lender that each of the matters set forth below is true and correct as of the date of the execution of the Agreement, each preferred Drawdown Date and each Drawdown Date:

(i)	the Borrower is a corporation duly incorporated and validly existing under the Laws of Japan;

(ii)

the execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated hereby, by the Borrower are within the corporate purposes of the Borrower, and the Borrower has duly completed all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Borrower;

(iii)

the execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated hereby, by the Borrower do not result in any violation or breach of (a) the Laws, (b) the articles of incorporation and other internal rules of the Borrower, or (c) any contract;

(iv)

the person who signed or attached his/her name and seal to the Agreement as the representative of the Borrower is authorized to sign or attach his/her name and seal to the Agreement as the representative of the Borrower;

(v)	the Agreement constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the Agreement;

(vi)

the Accounting Documents prepared by the Borrower (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) are accurately and duly prepared in light of the generally-accepted accounting principles in Japan (except for minor errors that would not have a material adverse effect on credit decisions made by the Lender) and have been audited as required if auditing was required under the Laws;

(vii)

no material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Borrower, or, after the last day of the fiscal term ending in December 2019, no material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) and any other accounting documents prepared by the Borrower for that fiscal term or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred;

(viii)

no lawsuit, etc. has commenced with respect to the Borrower, which will or would reasonably be expected to cause material adverse effects on the performance by the Borrower of the obligations under the Agreement, and there is no specific likelihood thereof;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(ix)	no Event of Default or Potential Event of Default has occurred, and there is no specific likelihood thereof;

(x)	the Borrower is not an Antisocial Force Related Party;

(xi)

each party (other than the Lender) to the Related Agreements to which the Borrower is a party observes its obligations thereunder, and no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred. All representations or warranties made by each party (other than the Lender) to the Related Agreements to which the Borrower is a party thereunder is true and correct in all material respects, and there are no facts that call into question the truthfulness or accuracy of such representations or warranties in any material respect;

(xii)	the Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(xiii)	the following matters concerning the Tender Offer are true and correct:

(a)	completion of the procedures for the Tender Offer

regarding the Tender Offer, all necessary permits, procedures and authorizations, etc. required by the Laws has been obtained or completed.

(b)	no event for withdrawal of the Tender Offer

no event falling under withdrawal events of tender offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the offering period of the Tender Offer.

(c)	lawful completion of the Tender Offer

the offering period of the Tender Offer has expired; the Tender Offer has been legally completed with the satisfaction of (I) the requirements and procedures necessary under the Financial Instruments and Exchange Act, the U.S. Securities Exchange Act of 1934 and other applicable Laws and regulations and (II) the terms and conditions of the Tender Offer such as the numbers of tendered common shares of the Target and ADSs (including, but not limited to, setting the purchase price to five thousand three hundred and eighty yen (JPY 5,380) or its equivalent in USD per share and per ADS, setting the Purchase Price of Share Options to the following prices, setting no upper or lower limit of the number of common shares of the Target to be acquired in the Tender Offer), setting the purchase price to seven point two million three thousand eight hundred and twenty yen (JPY 7,203,820) per face value of ten million yen (JPY 10,000,000) for CBs Due 2023, setting the purchase price to seven point one million fifty five thousand and four hundred yen (JPY 7,155,400) per face value of ten million yen (JPY 10,000,000) for CBs Due 2025 and setting that each Bidco will equally acquire the tendered common shares of the Target, ADSs, Share Options and CBs); and the results of the Tender Offer have been announced accordingly.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(Purchase	Prices of Share Options)

4th Series Share Option	one yen (JPY 1)
5th Series Share Option	one yen (JPY 1)
7th Series Share Option	one yen (JPY 1)
8th Series Share Option	one yen (JPY 1)
10th Series Share Option	one yen (JPY 1)
11th Series Share Option	one yen (JPY 1)
13th Series Share Option	one yen (JPY 1)
14th Series Share Option	one yen (JPY 1)
16th Series Share Option	one yen (JPY 1)
17th Series Share Option	one yen (JPY 1)
18th Series Share Option	one yen (JPY 1)
19th Series Share Option	one yen (JPY 1)
20th Series Share Option	one yen (JPY 1)
22nd Series Share Option	one yen (JPY 1)
23rd Series Share Option	one yen (JPY 1)
24th Series Share Option	one yen (JPY 1)
25th Series Share Option	one yen (JPY 1)

(d)	absence of arbitrary information disclosure

the Target or the Bidcos have not made any arbitrary disclosure of information (including, but not limited to, disclosure of any arbitrary downward adjustment of the performance of the Target not based on reasonable grounds) not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(e)	expression of opinion regarding the Tender Offer by the Target the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S has not indicated that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved.

(f)	proper disclosure of the Tender Offer by the Bidcos

the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved.

(g)	no lawsuit concerning legality, etc. of the Tender Offer

(I) no lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (II) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (III) there is no specific likelihood of (I) and (II).

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(h)	legality of decision-making by the Target

decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty).

(i)	maintenance of the Target’s expression of opinion endorsing the Tender Offer the board of directors of the Target has adopted a unanimous resolution endorsing the Tender Offer (including all attending statutory auditors not raising objection and not withholding opinion) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimously expressed its endorsement, and the board of directors of the Target has not withdrawn, withheld or changed such endorsement and has not expressed any dissenting opinion with respect to the Tender Offer. The Target does not express any endorsement of a tender offer (if any) other than the Tender Offer. Provided, however, that in an event that it is determined after receiving advice from an attorney at law or legal expert who has sufficient experience in the practice of the Companies Act that the absence of (I) the withdrawal, withholding or change of the consent opinion regarding the Tender Offer, (II) the expression of the dissenting opinion or (III) the endorsement of a tender offer other than the Tender Offer is likely to be a violation by Target’s director of the directors’ duty of care of a prudent manager and fiduciary duty, the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Sub-item (i) on the condition that after the success of the Tender Offer, the board of directors of the Target announces its endorsement of the Tender Offer.

(j)	no change of the Tender Offer Disclosure Materials

the contents of the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer have not been materially changed from the contents of the Tender Offer Disclosure Materials confirmed by the Lender prior to the issuance of the loan certificate. In addition, the content of the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer has not changed materially from the content of the Tender Offer Disclosure Materials confirmed by the lender by the time of issuance of the loan certificate.

(k)	publication of Material Facts prior to the Tender Offer

in cases where any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act, and such “material facts” and “Facts of the Tender Offer, etc.” had yet to be announced, such “material facts” and “Facts of the Tender Offer, etc.” have been announced prior to the date of the filing of the Tender Offer.

(l)	no tender by the Guarantor

the Guarantor has not tendered any share of the Target in the Tender Offer.

(m)	M&A Guideline

the M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition;

(xiv)	on the date of the Agreement, the Borrower satisfies any of the items set forth in Section 1 of Article 2 of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

(xv)	on or after the date in which the Target or Bidcos acquires or redeems a Share Option and CBs, such acquisition or redemption has been conducted lawfully and validly. Such acquisition or redemption

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 has not been subject to any avoidance, rescission of fraudulent act or other similar action, and there is no specific reason to believe that it will be subject to such action. Further, no event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition or redemption, no action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated, and there is no specific reason to believe that such event or action will occur or be initiated;

(xvi)

on or after the date in which the Squeeze Out Procedures are completed, no stock acquisition right (including stock acquisition right coupled with convertible bonds) of the Target exists other than those held by the Target or Bidcos, and the Squeeze Out Procedures have been conducted lawfully and validly. Further, no claim for enjoinments related to the Squeeze Out Procedures has been initiated (regardless of whether provisionary disposition or otherwise), no action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting related to the Squeeze Out Procedures has been initiated, and there is no specific reason to believe that such claim or action will be initiated; and

(xvii)

on the date in which a Loan to fund a payment of costs and expenses for the Subsequent Transactions is disbursed, (a) the Subsequent Transactions have been conducted lawfully and validly in the form and substance notified to the Lender, or (b) it is found to be reasonably certain that the Subsequent Transactions will be conducted lawfully and validly in the form and substance notified to the Lender. Further, no claim for enjoinments related to the Subsequent Transactions has been initiated (regardless of whether provisionary disposition or otherwise), no action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting or directors related to the Subsequent Transactions (if required) has been initiated, and there is no specific reason to believe that such claim or action will be initiated.

19.2

The Guarantor represents and warrants to the Lender (only with respect to itself) that each of the matters set forth below is true and correct as of the date of the execution of the Agreement, each preferred Drawdown Date and each Drawdown Date:

(i)	the Guarantor is a legal entity duly incorporated and validly existing under the Laws of place of incorporation of the Guarantor;

(ii)

the execution and delivery of, and the performance of the obligations under, the Related Agreements, and the consummation of any transactions contemplated thereby, by the Guarantor are within the corporate purposes of the Guarantor, and the Guarantor has duly completed all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Guarantor;

(iii)

the execution and delivery of, and the performance of the obligations under, the Related Agreements, and the consummation of any transactions contemplated thereby, by the Guarantor do not result in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Guarantor, or any contract;

(iv)

the person who signed or attached his/her name and seal to each Related Agreement as the representative of the Guarantor is authorized to sign or attach his/her name and seal to such Related Agreement as the representative of the Guarantor;

(v)	each Related Agreement constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms of such Related Agreement;

(vi)

the Accounting Documents prepared by the Guarantor (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) are accurately and duly prepared in light of the generally-accepted accounting principles in place of incorporation of the Guarantor (except for minor errors that would not have a material adverse effect

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 on credit decisions made by the Lender) and have been audited as required if auditing was required under the Laws;

(vii)

no material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Guarantor, or, after the last day of the fiscal term ending in December 2019, no material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) and any other accounting documents prepared by the Guarantor for that fiscal term or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred;

(viii)

no lawsuit, etc. has commenced with respect to the Guarantor, which will or would reasonably be expected to cause material adverse effects on the performance by the Guarantor of the obligations under the Agreement, and there is no specific likelihood thereof;

(ix)	no Event of Default or Potential Event of Default has occurred, and there is no specific likelihood thereof;

(x)	the Guarantor is not an Antisocial Force Related Party;

(xi)

each party (other than the Lender) to the Related Agreements to which the Guarantor is a party observes its obligations thereunder, and no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred. All representations or warranties made by each party (other than the Lender) to the Related Agreements to which the Guarantor is a party thereunder is true and correct in all material respects, and there are no facts that call into question the truthfulness or accuracy of such representations or warranties in any material respect; provided that, a representation and warranty under the Business Integration Agreement and the Transaction Agreement relating to a party other than the Guarantor shall not be deemed to be untrue unless the Guarantor has the right to terminate the relevant Related Agreement as a result of the condition or circumstance making such representation and warranty untrue; provided further that a representation and warranty shall not be deemed to be untrue unless such would materially and adversely affect the interests of the Lender; and

(xii)	the Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower.

20.	COVENANTS OF BORROWER AND GUARANTOR

20.1	(i)

The Borrower covenants to perform, at its expense, the matters set forth below until all of the Lending Obligations is terminated and all of its obligations under the Agreement are completely performed:

(a)	if any Event of Default or Potential Event of Default has occurred, or is likely to occur, the Borrower shall immediately notify the Lender thereof;

(b)	(I)	if the Borrower prepares the Accounting Documents (provided, however, that the Borrower shall prepare the Accounting Documents for each semiannual period on a non-consolidated basis), the Borrower shall promptly submit a copy thereof to the Lender; and

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(II)	in preparing the Accounting Documents, the Borrower shall accurately and duly prepare them in light of the generally-accepted accounting principles in Japan;

(c)

upon the reasonable request made by the Lender, the Borrower shall immediately notify the Lender of the conditions of the assets, management, or businesses of the Borrower and the Guarantor (whether consolidated or non-consolidated), and shall provide the necessary assistance to facilitate the investigations thereof;

(d)

if any material change has occurred or is likely to occur with the passage of time, with respect to the assets, management, financial condition or other condition, or the future prospects of the Borrower and the Guarantor (whether consolidated or non-consolidated), or if any lawsuit, etc., which may materially affect or is likely to materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement has commenced or is likely to commence, the Borrower shall immediately notify the Lender thereof;

(e)

if any of representations or warranties made in the Related Agreements by the parties thereto (other than the Lender) is found to be materially untrue, the Borrower shall immediately notify the Lender thereof;

(f)

if any change on shareholders, parent companies or capital structure of the Target has occurred on or after the completion of the Squeeze Out Procedures or the Guarantor has transferred any of the Target’s shares (including ADSs) prior to the completion of the Squeeze Out Procedures, the Borrower shall immediately notify the Lender thereof;

(g)	if the Lender reasonably requests, the Borrower shall immediately notify the Lender of the current status of the Acquisition;

(h)

if the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. indicates, or conducts any investigation in connection with, any (possible) violation of the Laws or the rules of Financial Instruments Exchange or securities exchange, the Borrower shall immediately notify the Lender thereof;

(i)

if a petition for determination of price is filed or a court renders a decision on such determination in connection with the Squeeze Out Procedures, the Borrower shall immediately notify the Lender thereof;

(j)

in relation to the Squeeze out, the Borrower shall submit to the Lender certified copies of the following promptly after the preparation thereof (but in any event no later than the completion of the Squeeze Out Procedures):

(I)	documents to be kept in advance pertaining to the share consolidation;

(II)	the minutes of the board of directors setting the record date for the extraordinary general meeting of shareholders resolving on the share consolidation;

(III)	the minutes of the board of directors to call such general meeting of shareholders;

(IV)	the minutes of such general meeting of shareholders;

(V)	the public notice by the Target to its shareholders;

(VI)	documents to be kept subsequently pertaining to the share consolidation;

(VII)

documents filed in connection with the ADSs (if the disclosure of such filings has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission); and

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(VIII)	other documents reasonably required by the Lender in connection with the Squeeze Out Procedures; and

(k)

with regard to the disposition of fractional shares in the Squeeze Out Procedures, promptly after that the permission of the court prescribed in Article 234(2) or (4) of the Companies Act as applied mutatis mutandis pursuant to Article 235(2) of the Companies Act is rendered (but in any event no later than the completion of the Squeeze Out Procedures), the Borrower shall submit to the Lender documents evidencing such permission.

(ii)

The Borrower shall not grant any security to secure any obligations of the Borrower, the Guarantor or any third party, unless the Lender gives its prior written consent; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following Items and the Borrower has given a prior written notice to the Lender thereof. For the purpose of this Item (ii), the granting of security shall mean the granting of security interests on any assets of the Borrower, or the pre-engagement agreement for the granting of security interests over any assets of the Borrower. For the avoidance of doubt, this provision does not apply to any guarantee or indemnity provided by the Borrower in respect of any obligation or any person and attachment of any security automatically established pursuant to the Laws, such as lien (sakidori-tokken) or possessory lien (ryuchi-ken):

(a)	the cases where such granting of security is required by the Laws;

(b)

the cases where the Borrower acquires assets on which security interests have already been granted (including the cases where the Borrower acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer) or where the Borrower grants security interest over assets to secure indebtedness incurred for the purposes of acquiring such assets;

(c)

the cases where the Borrower grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)	the cases where the Borrower grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of the Agreement;

(e)

any security arising from judgments or decrees in circumstances not constituting an Event of Default or for payments to a court as security for costs arising in connection with any litigation or other judicial proceeding;

(f)

any security for taxes, assessments or governmental charges that are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained for such amounts;

(g)

any netting or set-off arrangement entered into by such person in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any hedge or derivative transaction in the ordinary course of business (and not for speculative purposes) for the purpose of determining the obligations of the parties thereto by reference to their net exposure thereunder;

(h)	any security existing on the date of the Agreement;

(i)	any security arising in the ordinary course of business (other than those provided to secure any Financial Indebtedness);

(j)	any security on goods the purchase price of which is financed by a documentary letter of credit issued for the account of such person;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(k)

any security created over the asset of the Borrower that are acquired after the effective date of the Share Exchange, including security created over the asset of the Borrower to secure the loans provided by financial institutions to the Borrower to finance the purchase price in connection with such assets;

(l)	without prejudice to Sub-items (a) to (k) above, security interest over any asset of the Borrower for which the book value thereof does not exceed ten billion yen (JPY 10,000,000,000);

(m)

any security not falling within Sub-items (a) to (l) above, so long as the aggregate outstanding principal amount of indebtedness secured by such security of the Borrower does not (and would not, as a result of the contemplated transaction) exceed 10% of the book value of the total assets of the Borrower; and

(n)	any security permitted by the Lender.

(iii)

The Borrower covenants to perform, at its expense, the matters set forth below until all of the Lending Obligations is terminated and all of its obligations under the Agreement are completely performed:

(a)	the Borrower shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws;

(b)	the Borrower shall not change its main business;

(c)

unless otherwise specified in the Laws, the Borrower shall not subordinate the payments of any and all of its debts under the Agreement to the payments of any unsecured and unsubordinated debts, or at least shall treat them pari passu;

(d)

unless the Lender gives its prior written consent, the Borrower shall not implement any structural change (soshiki henko), merger (gappei), demerger (kaisha bunkatsu), share exchange (kabushiki kokan) or share transfer (kabushiki iten) of, assignment of business or assets of, or capital reduction (excluding any capital reduction that does not involve any cash out from the Borrower to its shareholders) of, or any acceptance of all or part of the material business or assets by, the Borrower or its Subsidiary or Affiliate, which transaction will or may materially cause adverse effects on the performance by the Borrower or Guarantor of the obligations under the Agreement;

(e)	the Borrower shall not be an Antisocial Force Related Party;

(f)	the Borrower shall not commit, or cause any third party to commit, any of the Antisocial Acts;

(g)	the Borrower shall cause the settlement of the Tender Offer to complete via its Tender Offer agent by second (2nd)Business Day after the First Drawdown Date;

(h)	the Borrower shall ensure that the Guarantor shall continue to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time;

(i)

the Borrower shall ensure that the acquisition prices per a unit of common shares of the Target, ADSs, Share Options and CBs owned by such holders who have not tendered those in the Tender Offer shall not exceed such respective acquisition price in the Tender Offer; provided, however, that this shall not apply in cases where the acquisition price fluctuates based on judicial decisions, etc. (including cases where the acquisition price fluctuates due to settlement in a judicial decision), and the amount of the excess is borne by a person approved by the Lender in a manner approved by the Lender;

(j)	the Borrower shall cause the Squeeze Out Procedures to complete lawfully and effectively by April 16th, 2021;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(k)	the Borrower shall duly consider the M&A Guideline as far as practicable in the decision-making and procedures for the Acquisition;

(l)

the Borrower shall ensure that, with respect to the remaining Share Options which has not been acquired in the Tender Offer, promptly after the completion of the Tender Offer, (I) all of the Share Options shall be extinguished by the way of cancellation or other similar way or the Share Options shall be acquired by the Target, the Bidcos or the Guarantor lawfully and effectively, and (II) necessary other measures (if any) shall be taken to extinguish the unexercised Share Options at the time of completion of the Squeeze Out Procedures. The Borrower shall ensure that the Target shall not issue any stock acquisition rights (including stock acquisition rights coupled with convertible bonds) of the Target until the completion of the Squeeze Out Procedures; and

(m)

the Borrower shall ensure that the Target shall redeem or otherwise acquire all of the CBs at a proper timing (and in any case prior to the completion of the Squeeze Out Procedures), so that the Borrower will be able to make the maximum amount of prepayment (i.e., thirty five billion yen (JPY 35,000,000,000) pursuant to Article 13.2 by March 16th, 2021;

(iv)	the Borrower shall maintain its net worth positive as of the last day of each semi-annual period ending on or after the date of the execution of the Agreement.

(v)

If the Borrower receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the Loan Receivables (including any similar procedure taken in any jurisdiction outside Japan), the Borrower shall immediately notify in writing the Lender to that effect, together with a copy of such order.

20.2	(i)

The Guarantor covenants to perform, at its expense, the matters set forth in each of the following Items until all of the Lending Obligations is terminated and all of the Borrower’s obligations under the Agreement are completely performed; provided, however, that the Guarantor is not obligated to perform its obligations under Sub-items (a), (d), (e), (f) and (g), to the extent the same obligations are performed by the Borrower pursuant to Article 20.1(i):

(a)	if any Event of Default or Potential Event of Default has occurred, or is likely to occur, the Guarantor shall immediately notify the Lender thereof;

(b)	(I)	if the Guarantor prepares the Accounting Documents (provided, however, that the Guarantor shall prepare the Accounting Documents (including consolidated financial statements) and their English translations (English translations of consolidated statements of financial position and consolidated statements of comprehensive income shall be sufficient) for each quarterly period within three (3) months), the Guarantor shall promptly submit a copy thereof to the Lender; and

(II)

in preparing the Accounting Documents, the Guarantor shall accurately and duly prepare them in light of the generally-accepted accounting principles in the Republic of Korea and have the Accounting Documents audited in accordance with Laws applicable to the Guarantor;

(c)

if the Guarantor prepares the Accounting Documents for each quarterly period ending on or after the date of the execution of the Agreement, the Guarantor shall promptly submit to the Lender a document in the form attached hereto as Exhibit F whereby the situation of compliance with the matter set forth in Item (iv) may be confirmed;

(d)

upon the reasonable request made by the Lender, the Guarantor shall immediately notify the Lender of the conditions of the assets, management, or businesses of the Borrower and the Guarantor (whether consolidated or non-consolidated, as requested by the Lender), and shall provide the necessary assistance to facilitate the investigations thereof;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(e)

if any material change has occurred or is likely to occur with the passage of time, with respect to the assets, management, financial condition or other condition, or the future prospects of the Borrower or the Guarantor (whether consolidated or non-consolidated), or if any lawsuit, etc., which may materially affect or is likely to materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement has commenced or is likely to commence, the Guarantor shall immediately notify the Lender thereof;

(f)

if any of representations or warranties made in the Related Agreements by the parties thereto (other than the Lender) is found to be materially untrue, the Guarantor shall immediately notify the Lender thereof; and

(g)	if any change has occurred with respect to the short-term or long-term debt rating of the Guarantor shall immediately notify the Lender to that effect;

(ii)

The Guarantor shall not grant any security to secure any obligations of the Borrower, the Guarantor or any third party, unless the Lender gives its prior written consent; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and the Guarantor has given a prior written notice to the Lender thereof. For the purpose hereof, the granting of security shall mean the granting of security interests on any assets of the Guarantor, or the pre-engagement agreement for the granting of security interests on any assets of the Guarantor. For the avoidance of doubt, this provision does not apply to any guarantee or indemnity provided by the Guarantor in respect of any obligation or any person and attachment of any security automatically established pursuant to the Laws, such as lien (sakidori-tokken) or possessory lien (ryuchi-ken):

(a)	the cases where such granting of security is required by the Laws;

(b)

the cases where the Guarantor acquires assets on which security interests have already been granted (including the cases where the Guarantor acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer) or where the Guarantor grants security interest over assets to secure indebtedness incurred for the purposes of acquiring such assets;

(c)

the cases where the Guarantor grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)	the cases where the Guarantor grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of the Agreement;

(e)

any security arising from judgments or decrees in circumstances not constituting an Event of Default or for payments to a court as security for costs arising in connection with any litigation or other judicial proceeding;

(f)

any security for taxes, assessments or governmental charges that are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained for such amounts;

(g)

any netting or set-off arrangement entered into by such person in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any hedge or derivative transaction in the ordinary course of business (and not for speculative purposes) for the purpose of determining the obligations of the parties thereto by reference to their net exposure thereunder;

(h)	any security existing on the date of the Agreement;

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(i)	any security arising in the ordinary course of business (other than those provided to secure any Financial Indebtedness);

(j)	any security on goods the purchase price of which is financed by a documentary letter of credit issued for the account of such person;

(k)

any security created over the asset of the Guarantor that are acquired after the effective date of the Share Exchange, including security created over the asset of the Guarantor to secure the loans provided by financial institutions to the Guarantor to finance the purchase price in connection with such assets;

(l)

without prejudice to Sub-items (a) to (k) above, security interest over any asset of the Guarantor for which the book value thereof does not exceed ten billion yen (JPY 10,000,000,000) or its equivalent; and

(m)	any security permitted by the Lender.

(iii)

The Guarantor covenants to perform, at its expense, the matters set forth below until all of the Lending Obligations is terminated and all of the Borrower’s obligations under the Agreement are completely performed:

(a)	the Guarantor shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws;

(b)	the Guarantor shall not change its main business;

(c)

unless otherwise specified in the Laws, the Guarantor shall not subordinate the payments of any and all of its debts under the Agreement to the payments of any unsecured and unsubordinated debts, or at least shall treat them pari passu;

(d)

unless the Lender gives its prior written consent, the Guarantor shall not implement any structural change, merger, demerger, share exchange or share transfer of, assignment of business or assets of, or capital reduction of, or any acceptance of all or part of the material business or assets by the Guarantor or its Subsidiary or Affiliate, which transaction will or may materially cause adverse effects on the performance by the Borrower or Guarantor of the obligations under the Agreement;

(e)	the Guarantor shall not be an Antisocial Force Related Party;

(f)	the Guarantor shall not commit, or cause any third party to commit, Antisocial Acts; and

(g)	the Guarantor shall continue to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time.

(iv)	(a)	The Guarantor shall ensure that the D/E Ratio calculated upon its consolidated balance sheet as of the last day of each of its quarterly periods ending on or after the date of the execution of the Agreement shall not exceed 1.00 and shall not be below zero (0).

(b)

The Guarantor shall ensure that the Interest Coverage Ratio calculated on a consolidated basis on the final day of each of its quarterly periods (in each case, for the most recent twelve (12) months) ending on or after the execution of the Agreement shall be equal to or greater than 20.00 and shall not be below zero (0).

(c)

The Guarantor shall ensure that the Leverage Ratio calculated on a consolidated basis on the final day of each of its quarterly periods (in each case, for the most recent twelve (12) months) ending on or after the execution of the Agreement shall not exceed 4.00 and shall not be below zero (0);

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

(v)

If the Guarantor receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae), or any similar service in any jurisdiction outside Japan with respect to the right to claim the performance of the guarantee obligations against the Guarantor, the Guarantor shall immediately notify in writing the Lender to that effect, together with a copy of such order.

21.	EVENT OF DEFAULT

21.1

If any of the events set forth in the items below has occurred, all of the obligations of the Borrower under the Agreement payable to the Lender shall automatically become due and payable without any notice or demand by the Lender, and the Borrower shall immediately pay the principal of and interest on the Loan and the Break Funding Cost and any other payment obligation that the Borrower owes pursuant to the Agreement, in accordance with the provisions of Article 18:

(i)

if any payment by the Borrower or Guarantor has been suspended, or if a petition (including any similar petition in any jurisdiction outside Japan) for the commencement of any Insolvency Proceedings against the Borrower or Guarantor is filed (except where the Lender reasonably determines that such petition made by any person other than the Borrower or Guarantor is frivolous or vexatious);

(ii)	if the Borrower or Guarantor adopts a resolution for dissolution or is given an order for dissolution;

(iii)	if the Borrower or Guarantor abolishes its principal business;

(iv)

if the Borrower or Guarantor has received a disposition to suspend transactions with a clearinghouse, a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution (including any similar disposition in any jurisdiction outside Japan); or

(v)

if any order or notice of provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar procedure taken in any jurisdiction outside Japan) has been sent out, or any adjudication that orders an enforcement of preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar adjudication rendered in any jurisdiction outside Japan) has been rendered, with respect to the deposit receivables or other receivables held by the Borrower or Guarantor against the Lender; provided, however, that in a case of provisional attachment, (a) if the Borrower or Guarantor deposits provisional attachment release money within ten (10) Business Days after the day of such order, or (b) if, within ten (10) Business Days after such order, the execution of such provisional attachment is suspended or the execution of provisional attachment already performed is revoked, the Borrower or Guarantor will be retroactively deemed to have not come under the event of this Item (v).

21.2

If any of the events set forth in the items below has occurred, all of the obligations of the Borrower under the Agreement payable to the Lender shall become due and payable upon notice to the Borrower from the Lender, and the Borrower shall immediately pay the principal of and interest on the Loan and the Break Funding Cost and any other payment obligation that the Borrower owes pursuant to the Agreement, in accordance with the provisions of Article 18:

(i)

if the Borrower or Guarantor has defaulted in performing when due its monetary obligations, whether under the Agreement or not, payable to the Lender; provided, however that if the Borrower or Guarantor fails to make an interest payment and such failure to pay is caused by an administrative or technical error without any cause attributable to the Borrower or Guarantor, only if such failure has not been cured within one (1) Business Day after the occurrence of such failure;

(ii)	if any representations or warranties made by the Borrower and Guarantor in each Related Agreement has been found to be untrue; provided, however that if such breach of representations or warranties is

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 reasonably curable in the period below and is not a breach of representations or warranties related to Antisocial Force Related Party, only if such breach has not been cured within ten (10) Business Days after the occurrence of such breach;

(iii)

except for the cases set forth in Item (i) above, if the Borrower or Guarantor has breached any of its obligations under each Related Agreement; provided, however that if such breach is reasonably curable in the period below and is not a breach related to Antisocial Force Related Party or Antisocial Acts, only if such breach has not been cured within ten (10) Business Days after the occurrence of such breach;

(iv)	if the Borrower or the Guarantor fails to observe any of the Financial Covenants;

(v)	if the outstanding bonds issued by the Borrower or Guarantor exceeding ten billion yen (JPY 10,000,000,000) has been accelerated;

(vi)

if the Borrower or Guarantor has defaulted in performing the payment of its monetary obligations exceeding 10 billion yen (JPY 10,000,000,000) other than those under the Agreement, or any of such obligations exceeding 10 billion yen (JPY 10,000,000,000) has been accelerated; or if the Borrower or Guarantor has defaulted in performing its guarantee obligations for the benefit of a third party when such guarantee obligations exceeding 10 billion yen (JPY 10,000,000,000) have become due and payable;

(vii)

if the Borrower or Guarantor has suspended its business or received dispositions, such as a suspension of business or the like (including any similar disposition in any jurisdiction outside Japan), from the competent government authority;

(viii)	if a petition for specific conciliation (tokutei chotei) (including any similar petition filed in any jurisdiction outside Japan) has been filed with respect to the Borrower or Guarantor;

(ix)

if a promissory note issued by the Borrower or Guarantor is dishonored; or densai.net Co., Ltd. notify its participant of dishonor information regarding the Borrower or Guarantor or other electronic monetary claim recording institution renders similar disposition (including any similar disposition in any jurisdiction outside Japan);

(x)

if the acquisition prices per unit of common shares of the Target, ADSs, Share Options and CBs owned by such holders who have not tendered those in the Tender Offer exceeds such respective acquisition price in the Tender Offer; provided, however, that this shall not apply in cases where the acquisition price fluctuates based on judicial decisions, etc. (including cases where the acquisition price fluctuates due to settlement in a judicial decision), and the amount of the excess is borne by a person reasonably approved by the Lender in a manner reasonably approved by the Lender;

(xi)	if the Guarantor ceases to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time;

(xii)	if the Share Exchange has not been completed by May 1, 2021;

(xiii)	if any Scheme Disruption Event has occurred;

(xiv)

except for each of the foregoing items, if the business or financial condition of the Borrower or Guarantor has deteriorated or would deteriorate, and the substantial necessity arises for the Lender to preserve its receivables.

21.3

If a notice dispatched by the Lender to the Borrower or Guarantor pursuant to Article 21.2 has been delayed or has not been delivered due to the fault of the Borrower or Guarantor, all of the obligations of the Borrower under the Agreement shall become due and payable at the time when such notice should have been delivered to the Borrower or Guarantor, and the Borrower shall immediately pay the principal of and interest on the Loan and the Break Funding Cost and any other payment obligations that the Borrower and the Guarantor owes pursuant to the Agreement, in accordance with the provisions of Article 18.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

22.	SET-OFF, Etc.

22.1

When the Borrower or Guarantor is required to perform its obligations to the Lender upon their due date, or upon acceleration or otherwise, (i) the Lender may set off the receivables that it has against such Borrower or Guarantor under the Agreement, against its deposit obligations, the obligations under an insurance contract or other obligations that it owes to such Borrower or Guarantor, regardless of whether or not such obligations are due and payable to the extent permitted under the applicable Laws and terms of the relevant underlying contracts, and (ii) the Lender may also omit giving prior notice and following the prescribed procedures, receive a refund of the deposited amount on behalf of such Borrower or Guarantor and apply this amount to the payment of obligations. The interest, Break Funding Cost and default interest and other payment for the receivables and obligations involved in such a set-off or application to payment shall be calculated on the premise that such receivables and obligations shall be extinguished on the day of such calculation. In such calculation, the rate therefor shall be in accordance with the provisions of the agreements related to the rate therefor, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Lender, shall be applied. The application in such cases shall be made in accordance with the provisions of Articles 18.2 and 18.3.

22.2

If it is necessary for the Borrower or Guarantor to preserve its receivables, such Borrower or Guarantor may set off (i) the deposit receivables, the receivables under the insurance contract or any other receivables that it has against the Lender and that became due, against (ii) the obligations that it owes to the Lender under the Agreement and that became due and payable. In this case, such Borrower or Guarantor shall give written set-off notice to the Lender and promptly submit to the Lender the receivable certificates for the deposit receivables, the receivables under the insurance contract or other receivables being set off and the passbook impressed with the seal of the seal impression submitted. The interest and default interest for the receivables and obligations involved in such a set-off shall be calculated on the premise that such receivables and obligations shall be extinguished on the day of receipt of such set-off notice. In such calculation, the interest rate and default interest rate shall be in accordance with the provisions of the agreements related to such interest rate and default interest rate, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Lender, shall be applied. The application in such cases shall be made in accordance with the provisions of Articles 18.2 and 18.3.

22.3

In the cases (i) where the principal of a Loan is repaid or set off (including, without limitation, the cases where the principal of such Loan is extinguished as a result of a set-off in accordance with the provisions of Article 22.1 and the cases where the guarantee obligation of the Guarantor for the principal of such Loan is repaid or set off) on any day other than an Interest Payment Date due to a reason not attributable to the Lender, (ii) where the Borrower’s obligations hereunder is accelerated or (iii) where the Lender fails to make a Loan due to a reason not attributable to the Lender, the Borrower shall, in accordance with the provisions of Article 18, pay to the Lender the Break Funding Cost calculated at the rate reasonably determined by the Lender, on the same day as such repayment, set-off, acceleration or failure unless otherwise set forth in the Agreement.

23.	AMENDMENT TO THE AGREEMENT

The Agreement may not be amended except as agreed in writing by the Borrower, the Guarantor, and the Lender.

24.	ASSIGNMENT OF STATUS AS A PARTY

24.1

The Borrower may not assign to any third party its status as a party under the Agreement, or its rights and obligations under the Agreement, unless the Lender and the Guarantor give their prior consent in writing.

24.2	The Guarantor may not transfer its status as a party under the Agreement, or its rights and obligations under the Agreement, unless the Borrower and the Lender give their prior consent in writing.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

24.3

The Lender may, upon a written notice to the Borrower, assign to any third party all or part of its status as a party under the Agreement, or its rights and obligations under the Agreement; provided that the Borrower’s prior consent in writing is required for such assignment except for the cases (i) where such assignment is made after the expiration or termination of the Lending Obligations, or (ii) where such assignment is made to the Affiliate of the Lender.

25.	ASSIGNMENT OF LOAN RECEIVABLES, ETC.

The Lender may, upon a written notice to the Borrower, assign to any third party all or part of its Loan Receivables, along with its rights and obligations and any other status as a party under the Agreement associated with such Loan Receivables.

26.	COLLECTION FROM A THIRD PARTY

Other than the guarantee provided by the Guarantor under the Agreement, the Borrower shall not, on or after the date of the execution of the Agreement, consign any third party to guarantee (including any guarantee by encumbrance of property but not including any continuing guarantee (ne-hosho) or any guarantee by encumbrance of property that is a continuing collateral security (ne-tanpo)) the performance of obligations by the Borrower under the Agreement, nor shall the Borrower make any third party assume or perform its obligations under the Agreement, unless it obtains prior consent in writing from the Lender.

27.	GENERAL PROVISIONS

27.1	Consent

In case consent or approval of a party to the Agreement is required pursuant to each provision of the Agreement, such consent or approval shall not be unreasonably withheld, delayed or rejected unless otherwise stated herein.

27.2	Confidentiality Obligations

The Borrower and Guarantor shall raise no objection with respect to the disclosure of information concerning each of the following Items:

(i)

upon the assignment of status as a party pursuant to the provisions of Article 24 or an assignment of the Loan Receivables, etc. pursuant to the provisions of Article 25, the Lender may disclose any information with regard to the Agreement to the Assignee or a person considering becoming an Assignee (including an intermediary of such assignment), on the condition that the Lender imposes the confidentiality obligations on the other party. The information with regard to the Agreement referred to in this Article 27.2 shall mean any information regarding the credit of the Borrower and Guarantor that has been obtained in connection with the Agreement, any information regarding the content of the Agreement and other information incidental thereto, and any information regarding the content of the Loan Receivables, etc. to be assigned and other information incidental thereto, and shall not include any information regarding the credit of the Borrower and Guarantor that has been obtained in connection with any agreement other than the Agreement; and

(ii)

the Lender may disclose information with regard to the Agreement, to the extent reasonably necessary, upon an order, direction, request, or the like made pursuant to applicable Laws or made by administrative agencies, judicial agencies or other relevant authorities, or central banks or self-regulatory agencies in or outside Japan, or may disclose information with regard to the Agreement to an attorney, judicial scrivener, certified public accountant, accounting firm, tax accountant, rating agency, or any other expert who needs to receive the disclosure of confidential information in

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020 relation to his/her work. The Lender may also disclose information with regard to the Agreement to its Parent Company, Subsidiary, and Affiliate to the extent necessary and appropriate for internal control purposes.

27.3	Risk Bearing, Exemption, and Compensation and Indemnification

(i)

If any documents furnished by the Borrower or Guarantor to the Lender have been lost, destroyed or damaged for any unavoidable reasons, such as an incident or a natural disaster, such Borrower or Guarantor shall, upon consultation with the Lender, perform its obligations under the Agreement based on the records, such as books and vouchers, maintained by the Lender. Such Borrower or Guarantor shall, upon the request of the Lender, promptly prepare substitute documents and furnish them to the Lender.

(ii)

If the Lender performs transactions after comparing, with due care, the signature or seal impression of the representative or agent of the Borrower or Guarantor to be used for the transactions in relation to the Agreement with the signature or seal impression submitted by such Borrower or Guarantor in advance, such Borrower or Guarantor shall bear any Damages incurred as a result of an event such as forgery, alteration or theft of the seals.

(iii)

None of the Borrower and Guarantor will make any claim against the Lender for any Damages incurred by such Borrower or Guarantor as a result of the Lender taking any actions permitted under the Agreement (including deciding not to make a Loan and providing the Borrower and Guarantor with a notice in accordance with Article 21.2) due to a breach of the Agreement by such Borrower or Guarantor or the fact that any representations or warranties made hereunder is not true or correct (including any breach of any representations or warranties or any obligation related to Antisocial Force Related Party or Antisocial Acts by the Borrower or Guarantor; hereinafter referred to as “Breach of Obligations by Borrower, Etc.” in this Item (iii)). Any Borrower or Guarantor shall bear any Damages incurred by the Lender that arise as a result of a Breach of Obligations by Borrower, Etc.

27.4	Currency Indemnity

(i)

In the event that a judgment or order is rendered or issued by any court for the payment of the principal of or interest on the Loan or any other amount payable to the Lender under the Agreement, and such judgment or order is expressed in a currency other than the currency in which the obligations of the Borrower or Guarantor under the Agreement must be paid (hereinafter referred to as the “Currency of Payment” in this Item (i)), or is expressed in the Currency of Payment but is to be enforced in a currency other than the Currency of Payment, any amount received or recovered in such other currency by the Lender in respect of such judgment or order shall only constitute a discharge to the Borrower or Guarantor to the extent of the amount received or recovered in the Currency of Payment and the Borrower and Guarantor shall undertake to pay to the Lender the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which any amount expressed in the Currency of Payment is (or is to be treated as) converted into such other currency for the purposes of any such judgment or order and (b) the date or dates of discharge of such judgment or order (or a part thereof). The undertaking in this Item (i) shall constitute a separate and independent obligation of the Borrower or Guarantor from its other obligations, shall give rise to a separate and independent cause of action against the Borrower or Guarantor, shall apply irrespective of any indulgence granted by the Lender from time to time, and shall continue in full force and effect notwithstanding any judgment or order.

(ii)	The Guarantor hereby agrees that Article 448 of the Civil Code of Japan does not apply to such obligations.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

27.5	Severability

Even if any provision which constitutes a part of the Agreement becomes null, illegal or unenforceable, the validity, legality and enforceability of all the other provisions shall in no way be prejudiced or affected.

27.6	Exception to Application of Bank Transactions Agreements

The Agreement on Bank Transactions and the Agreement on Financial Transactions shall not apply to the Agreement or the transactions contemplated under the Agreement.

27.7	Notices

(i)

Any notice under the Agreement shall be made in writing expressly stating that it is made for the purpose of the Agreement, and shall be given by any of the methods set forth in Sub-items (a) through (d) below to the address or the facsimile number of the receiving party set forth in “Contact Information” of Schedule 1 attached hereto. Each party to the Agreement may change its contact information by giving notice thereof to the other party (in case of the Borrower or the Guarantor, the Lender, and in case of the Lender, the Borrower and the Guarantor):

(a)	personal delivery;

(b)	registered mail or courier service;

(c)	transmission by facsimile; or

(d)	transmission by e-mail.

(ii)

The notice pursuant to Item (i) above shall be deemed to have been delivered at the time, in the case of transmission by facsimile, when the receipt of the facsimile is confirmed by the facsimile transmitter of the sender, and in the case of any other methods, when actually received.

27.8	Changes in Notified Matters

(i)

In the case of any changes to the matters for which the Borrower or Guarantor has given notice to the Lender (such as the trade name or name, representative, agent, signature, seal or address), such Borrower or Guarantor shall promptly notify the Lender of such changes in writing.

(ii)

If any notice to be given under the Agreement is delayed or not delivered as a result of the failure to comply with the notice requirements set forth in Item (i) above, such notice shall be deemed to have been provided as of the date and time when it should have been received under normal circumstances.

27.9	Funds Transfer

Fees for the payments made under the Agreement from a party to the Agreement to any of the other parties to the Agreement shall be borne by the party who makes such payment.

27.10	Calculations

Unless otherwise expressly set forth with respect to any calculation made under the Agreement, all calculations shall be made on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein the division shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

27.11	Preparation of Notarized Deeds

The Borrower and Guarantor shall, at any time upon the reasonable request of the Lender, take the necessary procedures to cause a notary public to execute a notarized deed in which such Borrower or Guarantor acknowledges its obligations under the Agreement and agrees to compulsory execution with regard thereto (including any similar procedure taken in any jurisdiction outside Japan). The expenses for the execution of such notarized deed shall be borne by such Borrower or Guarantor.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

27.12	Governing Law and Jurisdiction

The Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall be the competent court of non-exclusive agreed jurisdiction over any disputes arising in connection with the Agreement.

27.13	Language

The Agreement shall be prepared in the English language, and the English language version shall be deemed to be the original.

27.14	Consultation

In the event that any matter not set forth in the Agreement or any doubt with respect to the interpretation of the Agreement arises among the parties, the Borrower, the Guarantor and the Lenders shall hold consultations and determine the response thereto.

27.15	Time

All references to time in the Agreement shall mean Tokyo time, unless otherwise expressly set forth in the Agreement.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

IN WITNESS WHEREOF, one (1) original of the Agreement has been executed, the representatives, or any agent of such representatives, of the Borrower, the Guarantor and the Lender have signed or affixed their names and seals hereto, and the Lender shall retain such original. Furthermore, the Borrower and the Guarantor shall receive a copy hereof from the Lender.

September 16th, 2020

Borrower:

/s/ Sang-Jin Park
(NAVER J. Hub Corporation)
Name: Sang-Jin Park
Title: Representative Director

NAVER J. Hub Corporation
2-10-44 Kamiosaki, Shinagawa-ku, Tokyo 141-0021
TEL 03-5422-6400 FAX 03-5422-6401

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Guarantor:

/s/ Seong Sook Han
(NAVER Corporation)
Name: Seong Sook Han
Title: CEO

NAVER Corporation
Green Factory, 6, Buljeong-ro, Bundang-gu,
Seongnam-si, Gyeonggi-do, Korea

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Lender:

/s/ Toshiro Koroyasu
(Mizuho Bank, Ltd.)
Name: Toshiro Koroyasu
Title: Executive Officer
General Manager, Seoul Branch

Mizuho Bank, Ltd.
Seoul Branch
5th Floor, Seoul Finance Center,
136, Sejong-daero, Jung-gu, Seoul, Korea

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Schedule 1        (List of Parties)

List of Parties

1.    Borrower

Corporate Name	NAVER J. Hub Corporation
Address	2-10-44 Kamiosaki, Shinagawa-ku, Tokyo
Contact Information	YONGJAE KIM Manager Telephone No.: 81-3-5422-6400 Facsimile No.: 81-3-5422-6401 E-mail: yongjae.kim@navercorp.com

2.    Guarantor

Corporate Name	NAVER Corporation
Address	6, Buljeong-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, Republic of Korea
Contact Information	YUNSHIN CHOI Finance Leader Telephone No.: 82-31-784-1028 Facsimile No.: 82-31-784-1000 E-mail: yunshin.choi@navercorp.com

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

3.    Lender

Corporate Name		Mizuho Bank, Ltd.
TO:	Address	5th Floor, Seoul Finance Center, 136, Sejong-daero, Jung-gu, Seoul, 04520, Republic of Korea
	Name of Office	Seoul Branch
Contact Information

JONGTAEK SEO

Head of Chemical Line

Telephone No.: 82-2-3782-5848

Facsimile No.: 82-2-754-6844

E-mail: jongtaek.seo@mizuho-cb.com

SOOAH PARK

Associate Vice President

Telephone No.: 82-2-3782-5847

Facsimile No.: 82-2-754-6844

E-mail: sooah.park@mizuho-cb.com

CC:	Address	1-5-5, Otemachi, Chiyoda-ku, Tokyo 100-8176, Japan
	Name of Office	Agent Services Department
Contact Information

YUMI YOSHII

Telephone No.: 81-3-6736-0076

Facsimile No.: 81-3-3201-0735

E-mail: yumi.yoshii@mizuho-bk.co.jp

RISA TAMAGAWA

Telephone No.: 81-3-5252-6118

Facsimile No.: 81-3-3201-0735

E-mail: risa.tamagawa@mizuho-bk.co.jp

YUKAKO OHORI

Telephone No.: 81-3-5222-4713

Facsimile No.: 81-3-3201-0735

E-mail: yukako.oohori@mizuho-bk.co.jp

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Schedule 2         (Repayment Schedule of Tranche C Facility Loans)

Repayment Date(*)	Repayment Amount(**)
September 30th, 2021	six billion yen (JPY 6,000,000,000)
September 30th, 2022	six billion yen (JPY 6,000,000,000)
September 30th, 2023	six billion yen (JPY 6,000,000,000)
September 30th, 2024	six billion yen (JPY 6,000,000,000)
September 23rd, 2025	six billion yen (JPY 6,000,000,000)

(*)

If a repayment date falls on a day other than a Business Day, the following Business Day shall be the repayment date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the repayment date.

(**)

If the Borrower does not make drawdown of Tranche C Facility in full, the Repayment Amount of the last Repayment Date will be reduced first and, if such Repayment Amount is reduced to zero (0), then the Repayment Amount of the second from the last Repayment Date will be reduced (and the same rule will apply thereafter).

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit A        (Loan Application)

Loan Application

To:        Mizuho Bank, Ltd.

From:    NAVER J. Hub Corporation

Date:     [Month, Date, Year]

Dear Sirs,

NAVER J. Hub Corporation – Term Loan Agreement (JPY 100,000,000,000)

dated September 16th, 2020

We hereby apply for drawdown of Loan(s) having the content set forth below, pursuant to Article 4 of the Term Loan Agreement (JPY 100,000,000,000) dated September 16th, 2020 by and among NAVER J. Hub Corporation as borrower, NAVER Corporation as guarantor, and Mizuho Bank, Ltd. as lender, as amended from time to time (the “Agreement”).[ Further, in connection with certain condition set forth in Article 5.1 (xii), we hereby certify that we have submitted a loan application under the SMBC Loan to the effect that the SMBC Loan will be made to us in the amount equal to the Preferred Loan Amount below and on the same date as the preferred Drawdown Date below1.] The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Preferred Drawdown Date:	[Month, Date, Year]

Preferred Loan Amount:	[ ] yen for Tranche A Facility
[ ] yen for Tranche B Facility
[ ] yen for Tranche C Facility

Use of Funds:	[ ]

Other Details[2]:	[ ]

NAVER J. Hub Corporation

By:

[1]	To be included in relation to the First Drawdown.
[2]	Such as the number of common shares of the Target, ADSs, Share Options and CBs expected to be acquired and the expected amount of funds needed for such acquisition.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit B         (Confirmation Letter)

Confirmation Letter

To:         Mizuho Bank, Ltd.

From:    [NAVER J. Hub Corporation/NAVER Corporation]

Date:     [Month, Date, Year]

Dear Sirs,

NAVER J. Hub Corporation – Term Loan Agreement (JPY 100,000,000,000)

dated September 16th, 2020

In reference to the execution and performance of the Term Loan Agreement (JPY 100,000,000,000) dated September 16th, 2020 by and among NAVER J. Hub Corporation as borrower, NAVER Corporation as guarantor, and Mizuho Bank, Ltd. as lender, as amended from time to time (the “Agreement”), we hereby certify that we have completed all the necessary procedures in accordance with the Laws and our internal rules with respect to [NAVER J. Hub Corporation/NAVER Corporation] .

[NAVER J. Hub Corporation/NAVER Corporation]

By:

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit C        (Certificate on Conditions Precedent for Drawdown)

Certificate on Conditions Precedent for Drawdown

To:        Mizuho Bank, Ltd.

From:    NAVER J. Hub Corporation

Date:     [Month, Date, Year]

Dear Sirs,

NAVER J. Hub Corporation – Term Loan Agreement (JPY 100,000,000,000)

dated September 16th, 2020

We hereby certify that all the conditions precedent for the Drawdown stipulated in [Articles 5.1/5.2/5.3] of the Term Loan Agreement (JPY 100,000,000,000) dated September 16th, 2020 by and among NAVER J. Hub Corporation as borrower, NAVER Corporation as guarantor, and Mizuho Bank, Ltd., as amended from time to time (the “Agreement”) have been satisfied as of the date hereof. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

NAVER J. Hub Corporation

By:

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit D        (Certificate for No Change)

Certificate for No Change

To:        Mizuho Bank, Ltd.

From:    NAVER J. Hub Corporation

Date:     [Month, Date, Year]

Dear Sirs,

NAVER J. Hub Corporation – Term Loan Agreement (JPY 100,000,000,000)

dated September 16th, 2020

In reference to the Term Loan Agreement (JPY 100,000,000,000) dated September 16th, 2020 by and among NAVER J. Hub Corporation as borrower, NAVER Corporation as guarantor, and Mizuho Bank, Ltd. as lender, as amended from time to time (the “Agreement”), we hereby certify that there has been no change for the following materials form those submitted to you. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

<Materials>

1. [    ]

NAVER J. Hub Corporation

By:

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit E        (Prepayment Notice)

To:        Mizuho Bank, Ltd.

From:    NAVER J. Hub Corporation

Date:     [Month, Date, Year]

Dear Sirs,

NAVER J. Hub Corporation – Term Loan Agreement (JPY 100,000,000,000)

dated September 16th, 2020

In reference to the Term Loan Agreement (JPY 100,000,000,000) dated September 16th, 2020 by and among NAVER J. Hub Corporation as borrower, NAVER Corporation as guarantor, and Mizuho Bank, Ltd. as lender, as amended from time to time (the “Agreement”), we hereby notify you of our intention to make the following [voluntary/mandatory] Prepayment(s) pursuant to Article 12.2[ applied mutatis mutandis by Article 13.3][, and Article 13.1]. In addition to the principal amount of such Prepayment(s), we will pay the interests accrued by and on the [Desired Prepayment Date/date of the Prepayment(s)] and the Break Funding Cost (if any) in respect of the Loan to be so prepaid on such [Desired Prepayment Date/date of the Prepayment(s)]. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Description of Prepayment(s)

[Desired Prepayment Date/date of the Prepayment(s)]: [MM] [DD], [YYYY]

The amount of Prepayment(s): JPY

[In addition, we hereby instructs you to apply the amount to be prepaid to the following Loans pursuant to the proviso of Article 13.4./We understand that the above amount will be applied towards the Loans as following.] [We hereby confirm that the attached schedule will be the updated repayment schedule for the Tranche C Facility Loans after the Prepayment(s).]

[Description of the Application

[🌑]]

[This mandatory Prepayment(s) is to be made due to the occurrence of the following event.

Description of the Event

[🌑]]

NAVER J. Hub Corporation

By:

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

[Schedule to Prepayment Notice

Repayment Date	Repayment Amount
September 30th, 2021	[🌑]
September 30th, 2022	[🌑]
September 30th, 2023	[🌑]
September 30th, 2024	[🌑]
September 23rd, 2025	[🌑]

If a repayment date falls on a day other than a Business Day, the following Business Day shall be the repayment date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the repayment date.

For the avoidance of doubt, if the Borrower does not make drawdown of Tranche C Facility in full, the repayment thereof can be completed before the Tranche C Facility Maturity Date (i.e., such repayment will be completed on the first Tranche C Facility Repayment Date which is the date after the last Drawdown and the date when the aggregate principal amount of the Tranche C Facility Loans under the Tranche C Facility will become zero (0), and in such case, the Repayment Amount to be repaid on such Tranche C Facility Repayment Date shall be all of the remaining principal amount of the Tranche C Facility Loan).]

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit F         (Report on the Situation of Compliance with the Financial Covenants)

                    Report on the Situation of Compliance with the Financial Covenants

To:       Mizuho Bank, Ltd.

From:   NAVER Corporation

Date:    [Month, Date, Year]

Dear Sirs,

NAVER J. Hub Corporation – Term Loan Agreement (JPY 100,000,000,000)

dated September 16th, 2020

In accordance with the provisions of Sub-item (c) of Article 20.2(i) of the Term Loan Agreement (JPY 100,000,000,000) dated September 16th, 2020 by and among NAVER J. Hub Corporation as borrower, NAVER Corporation as guarantor, and Mizuho Bank, Ltd. as lender, as amended from time to time (the “Agreement”), we hereby report to the Lender on the situation of compliance with each of the Financial Covenants for the following quarterly period (the “Reporting Period”), as follows. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Description

1.	Reporting Period: Quarterly period ending on [Month] [Day], [Year]

2.	Report on the Financial Covenants for the Reporting Period:

As of the end of the Reporting Period, we have observed each of the Financial Covenants [except for Sub-item [    ] ]as follows:

(i)	D/E Ratio:

Total Borrowings [    ] / Total Equity [    ] = [    ]

(ii)	Interest Coverage Ratio:

Consolidated EBITDA [    ] / Interest Expense [    ] = [    ]

(iii)	Leverage Ratio:

Total Borrowings [    ] / Consolidated EBITDA [    ] = [    ]

(iv)	The detailed calculation of the Consolidated EBITDA is [following:/as attached]

[    ]

(v)	[The detailed calculation of the Interest Expense is [following:/as attached]

[    ]

]1

[End of Document]

[1]	Need to calculate the Interest Expense upon a LTM basis if the end of the Reporting Period is not the end of a fiscal term.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit G         (Scheme Disruption Event)

1.

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. (i) decides or indicates that the Tender Offer is unlawful or (ii) formally determines that the Tender Offer is unlawful;

2.

With respect to decision-making by the Target regarding the Tender Offer, any government, Financial Instruments Exchange or securities exchange (i) decides or indicates that it is unlawful or (ii) formally renders any disposition on the ground that it is unlawful;

3.

If any Share Option is acquired outside of the Tender Offer, such acquisition has been subject to any avoidance, rescission of fraudulent act or other similar action; any event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition; or any action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low; and

4.

(i) Any claim for enjoinments related to the Squeeze Out Procedures has been initiated (regardless of whether provisionary disposition or otherwise), or (ii) any action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting related to the Squeeze Out Procedures or other similar action (excluding lawsuits pertaining to claim for the purchase of shares under Article 116(1) of the Companies Act) has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020

Exhibit H        (Definition Concerning the Financial Covenants)

1.	D/E Ratio = Total Borrowings/Total Equity

(i)	Total Borrowings

“Total Borrowings” means that the total amount of short-term and long-term borrowings, bonds and leases as shown on the statements of financial position of consolidated financial statements.

(ii)	Total Equity

“Total Equity” means the total equity as shown on the consolidated statements of financial position of consolidated financial statements.

2.	Interest Coverage Ratio = Consolidated EBITDA/Interest Expense

(i)	Consolidated EBITDA

“Consolidated EBITDA” means the amount of profits (excluding any extraordinary items) earned during any fiscal year before interest expenses, taxes due and payable and any amount attributable to the amortization of intangible assets and depreciation of tangible assets during such year.

(ii)	Interest Expense

“Interest Expense” means the interest expenses as shown under the category of Financial Costs as shown in the notes to the consolidated financial statements.

3.	Leverage Ratio = Total Borrowings/Consolidated EBITDA

(i)	Total Borrowings:

As stated above.

(ii)	Consolidated EBITDA:

As stated above.

Term Loan Agreement for NAVER J. Hub Corporation dated September 16th, 2020